Exhibit 10.3

STANDARD FORM OF NET OFFICE LEASE

1.	SUMMARY OF BASIC LEASE PROVISIONS DEFINITIONS, AND TABLE OF CONTENTS

BASIC DEFINITIONS

1.l The following are the basic definitions and provisions of this Lease and are subject to all the terms and provisions of this Lease or any amendments or exhibits hereto:

(a)	Date of Lease:	November 6, 1996

(b)	Landlord:	Bellemead Development Corporation,
	Landlord’s	a Delaware corporation
	Address	280 Corporate Center
4 Becker Farm Road Third Floor Roseland, New Jersey 07068-3788

(c)	Tenant:	Hoffmann-La Roche Inc.,
	Tenant’s	a New Jersey corporation
	Address	45 Eisenhower Drive
Paramus, New Jersey 07652-1429

(d)	Building:	45 Waterview Boulevard
Parsippany-Troy Hills, New Jersey

(e)	Demised Premises:	the entire four (4) floors in the Building, as shown on Exhibit A attached and made a part hereof

(f)	Rentable Size of Building: deemed as 106,680 sq. ft.

(g)	Rentable Size of Demised Premises: deemed as 106,680 sq. ft.

(h)	Tenant’s Occupancy Percentage: deemed as 100%

(i)	Intentionally Deleted Prior To Execution

(j)	Intentionally Deleted Prior To Execution

(k)	Term of Lease: 10 years

(l)	Intentionally Deleted Prior To Execution

(m)	Minimum Rent:

Lease Months	Annual	Monthly
1 - 60	$1,920,240.00	$160,020.00
61 - 120	$2,186,940.00	$182,245.00

(n)	Prepayment of Rent: $160,020.00

(o)	Security: None

(p)	Permitted use:	First-class executive and administrative offices for the Roche Vitamins & Fine Chemicals Division

(q)	Allotted Parking: three hundred forty (340) spaces

(r)	Broker:	Gale and Wentworth Real Estate Advisors Inc. Real Estate Services & Investments 200 Campus Drive Suite 200 Florham Park, New Jersey 07932

(s)	Intentionally Deleted Prior To Execution

(t)	Renewal Options: two (2) five (5) year terms

(u)	Intentionally Deleted Prior To Execution

(v)	Construction Credit: $2,667,000.00

1.2 Additional Definitions. For the purposes of this Lease, the following terms shall have the meanings set forth below:

Accelerated Rent shall have the meaning given to it in Section 35.1(c).

Affiliated Property shall have the meaning given to it in Section 16.5.

Agent shall mean any agent, consultant, contractor or subcontractor hired by or reporting to Tenant or its employee, and any employee of any such entity.

Appraiser shall have the meaning given to it in Section 51.3(c).

Approved Final Drawings shall have the meaning given to it in Section 23.1.

Article shall refer to the major subdivisions of this Lease listed in Section 1.3.

Assignee or assignee shall have the meaning given to it in Section 16.9.

Assignment or assignment shall have the meaning given to it in Section 16.9.

Assignor or assignor shall have the meaning given to it in Section 16.9.

Bankruptcy Code shall have the meaning given to it in Section 39.1.

Base Building Credit shall have the meaning given to it in Section 23.11.

Building Lessor shall have the meaning given it in Section 8.3.

Cleaning Service Rider shall mean Exhibit C and all amendments thereto.

Commencement Date shall have the meaning given to it in Section 3.1.

Commencement Date Notice shall have the meaning given to it in Section 3.4.

Control shall have the meaning given to it in Section 16.18(a).

Cure Period shall have the meaning given to it in Section 34.2.

Default shall have the meaning given to it in Section 34.1.

Environmental shall mean anything affecting the physical health, safety or condition of human beings, wildlife, or natural resources.

Environmental Authority shall have the meaning given to it in Section 15.2.

Estimated Minimum Rent shall have the meaning given to it in Section 51.3(d).

Event of Default shall have the meaning given to it in Section 34.2.

Expiration Date shall have the meaning given to it in Section 3.4.

Financical Organizations shall have the meaning given to it in Section 41.5.

G&W shall have the meaning given to it in Section 23.2.

Governmental Authority shall mean any governmental or quasi-governmental legislative, executive, judicial, regulative or independent body, department, office, agency, bureau or similar entity or any agent, officer or representative thereof.

HVAC shall mean heating, ventilation or air conditioning.

Improvements shall mean the Building and other improvements on the Land.

Initial Term shall have the meaning given to it in Section 3.4.

Interest shall have the meaning given to it in Section 34.3.

Land shall mean the land described in Exhibit B.

Land Lessor shall have the meaning given it in Section 29.3.

Landlord shall have the meaning given to it in Section 29.2.

Landlord’s Determination Notice shall have the meaning given to it in Section 51.3(a).

Landlord’s Recapture Notice shall have the meaning given to it in Section 16.4.

Landlord’s Recapture Right shall have the meaning given to it in Section 16.4.

Law shall mean any statute, ordinance, order, code, rule or regulation of a Governmental Authority now or hereafter in effect as applicable under the circumstances.

Legal Holiday shall have the meaning given to it in Exhibit D.

License shall have the meaning given to it in Section 10.2.

Managing Agent shall mean the managing agent named on the signature page of this Lease, or such other person or entity as Landlord may designate by written notice from Landlord to Tenant, subject to Article 45.

Market Rent shall have the meaning given to it in Section 51.4(b).

Monument shall have the meaning given to it in Section 52.1.

Moving Costs shall have the meaning given to it in Section 23.10.

Non-Standard Installations shall have the meaning given to it in Section 13.5(c).

Operating Costs shall have the meaning given to it in Section 6.2(b).

Parking Area shall have the meaning given to it in Section 10.2.

Real Estate shall mean, collectively, the Land and the Building and other improvements thereon.

Renewal Option shall have the meaning given to it in Section 51.1

Renewal Term shall have the meaning given to it in Section 51.1.

Rent Commencement Date shall have the meaning given to it in Section 3.5.

Rules and Regulations shall mean the rules and regulations set forth in Exhibit E, as same may be amended from time to time as provided herein.

Section shall refer to subdivisions of each Article.

State shall mean the state of the United States in which the Land is located.

Sublease shall have the meanings given to it in Sections 16.2 and 16.3.

Subleasing shall have the meaning given to it in Section 16.3.

Sublessee shall have the meaning given to it in Section 16.2.

Tax Assessment shall have the meaning given to it in Section 6.1.

Taxes shall have the meaning given to it in Section 6.1.

Tenant Requested Modifications shall have the meaning given to it in Section 23.5.

Tenant’s Notice of Disagreement shall have the meaning given to it in Section 51.3(a).

Tenant’s Renewal Notice shall have the meaning given to it in section 51.2(a).

Tenant’s Transfer Notice shall have the meaning given to it in Section 16.3.

Tenant’s Work shall have the meaning given to it in Section 13.1(b).

Visitor shall mean any visitor, guest, licensee or invitee of Tenant or any Sublessee, including any Agent, while on the Real Estate.

 1.3 Table of Contents

1.	SUMMARY OF BASIC LEASE PROVISIONS, TABLE OF CONTENTS, AND DEFINITIONS	1

2.	LEASE OF DEMISED PREMISES	6

3.	COMMENCEMENT OF TERM; EXPIRATION DATE	6

4.	INTENTIONALLY DELETED PRIOR TO EXECUTION	7

5.	RENT	7

6.	TAXES; OPERATING COSTS; REIMBURSEMENTS	7

7.	TENANT’S PERSONAL TAXES	10

8.	SECURITY	10

9.	USE AND OCCUPANCY	11

10.	ACCESS; COMMON AREAS; PARKING	11

11.	RESTRICTIVE COVENANT - FOOD SERVICE	12

12.	TENANT’S CARE AND REPAIR OF PREMISES	13

13.	TENANT’S WORK AND INSTALLATIONS	13

14.	COMPLIANCE WITH LAWS	16

15.	ENVIRONMENTAL COMPLIANCE	16

16.	ASSIGNMENT; SUBLEASING	17

17.	NOTIFICATION BY TENANT	23

18.	RULES AND REGULATIONS	23

19.	PEACEABLE ENJOYMENT	23

20.	SURRENDER	23

21.	HOLDING OVER	24

22.	INDEMNITY	24

23.	BASE BUILDING WORK AND LANDLORD’S CONSTRUCTION CREDIT	24

24.	SERVICES TO BE PROVIDED BY LANDLORD	27

25.	ELECTRICITY	28

26.	HEATING, VENTILATION AND AIR CONDITIONING	29

27.	CLEANING SERVICES	29

28.	LANDLORD’S ACCESS TO DEMISED PREMISES AND ALTERATIONS	29

29.	LIMITATION OF LIABILITY	30

30.	PROPERTY LOSS; DAMAGE; TENANT’S INSURANCE	31

31.	DAMAGES BY FIRE OR OTHER CASUALTY	32

32.	WAIVER OF SUBROGATION	33

33.	EMINENT DOMAIN	34

34.	DEFAULTS; EVENTS OF DEFAULT	34

35.	REMEDIES FOR EVENTS OF DEFAULT	36

36.	LANDLORD’S PERFORMANCE; EXPENDITURES	38

37.	ACCORD AND SATISFACTION	38

38.	EFFECT OF WAIVERS	38

39.	BANKRUPTCY; INSOLVENCY	38

40.	STATUTORY WAIVER; WAIVER OF TRIAL BY JURY	39

41.	SUBORDINATION OF LEASE; ESTOPPEL CERTIFICATES	40

42.	INTENTIONALLY DELETED PRIOR TO EXECUTION	42

43.	INTENTIONALLY DELETED PRIOR TO EXECUTION	42

44.	CORPORATE AUTHORITY	42

45.	MANAGING AGENT	42

46.	BROKER	43

47.	NOTICES	43

48.	INTERPRETATION	43

49.	NO OFFER, AGREEMENT OR REPRESENTATIONS	44

50.	APPLICABILITY TO HEIRS AND ASSIGNS	44

51.	RENEWAL OPTION	44

52.	EXTERIOR SIGNAGE	47

53.	CHANGES IN BUILDING SERVICE	47

SIGNATURE PAGE

EXHIBITS

A.	RENTAL PLAN

B.	LEGAL DESCRIPTION OF LAND

C.	CLEANING SERVICE RIDER

D.	LEGAL HOLIDAYS

E.	RULES AND REGULATIONS

F.	BASE BUILDING WORK

2. LEASE OF DEMISED PREMISES

2.1 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon the terms and conditions herein set forth, the Demised Premises in the Building which is situated on the Land.

3. COMMENCEMENT OF TERM; EXPIRATION DATE

3.1 Subject to Section 23.9 hereof, the commencement of the Term of Lease (“Commencement Date”) shall be the earlier of (1) November 1, 1997; or (2) the date on which Tenant shall have taken possession or control of or moved furniture or other personal property into all or any portion of the Demised Premises.

3.2 Intentionally Deleted Prior To Execution.

3.3 Intentionally Deleted Prior To Execution.

3.4 On or about the Commencement Date, Landlord or Managing Agent shall deliver to Tenant a notice (the “Commencement Date Notice”) fixing the Commencement Date and the expiration date (“Expiration Date”), which shall be the last day of the month which reflects the Term of Lease (the “Initial Term”), as well as the payee and address for all rental payments. Tenant shall acknowledge receipt of the Commencement Date Notice by signing a copy of same and returning it to Landlord within five (5) business days of the receipt thereof. Tenant’s failure to sign the Commencement Date Notice and return same to Landlord as provided in this Section shall be deemed to be Tenant’s acceptance of the Commencement Date and Expiration Date as stated in the Commencement Date Notice.

3.5 The date upon which Tenant is obligated to commence payment of Minimum Rent hereunder (“Rent Commencement Date”) shall be the Commencement Date. Notwithstanding the foregoing, Tenant shall pay Landlord upon the execution of this Lease (a) the Prepayment of Rent, which shall be applied to Minimum Rent due beginning the first full month that Tenant is obligated to pay Minimum Rent; and (b) the Security. The Prepayment of Rent shall be promptly deposited by Landlord in an interest-bearing account and the Prepayment of Rent, together with all interest earned thereon during the period beginning on the date Landlord deposits the Prepayment of Rent in an interest-bearing account and ending on the day immediately prior to the Rent Commencement Date, shall be applied to the amount of Minimum Rent due on the Rent Commencement Date. If the Commencement Date occurs on a day other than the first (1st) day of a calendar month, then, the Minimum Rent for such partial calendar month shall be prorated at a per diem rate of one-thirtieth (1/30) of the first full monthly installment of Minimum Rent.

3.6 As a condition of Landlord’s agreement hereunder, Tenant agrees to take possession of and accept the Demised Premises in their “as is” physical condition and state of repair as of the Commencement Date, subject to Article 23 hereof. In this regard, Landlord shall have no obligation to do any work or perform any services with respect to the Demised Premises, subject to Article 23 hereof. On or before the Commencement Date, Tenant shall obtain, at its expense, and provide to Landlord an original official certificate of occupancy for the Demised Premises.

3.7 If, prior to the Commencement Date, Tenant shall enter the Demised Premises to make any installations of its equipment, fixtures or furnishings, Landlord shall have no liability for any personal injury or property damage suffered by Tenant, its employees or Agents, except to the extent caused directly by Landlord’s gross negligence or misconduct.

4. INTENTIONALLY DELETED PRIOR TO EXECUTION

5. RENT

5.1 Tenant covenants to pay to Landlord the Minimum Rent, payable in equal monthly installments in advance, so that such payments are received by Landlord no later than the first day of each month during the term of this Lease, subject to Section 3.5 hereof.

5.2 Tenant covenants to pay all items of additional rent in a timely manner as provided in Article 6 hereof.

5.3 The Minimum Rent and additional rent payable hereunder by Tenant shall be paid without notice or demand and without set-off, counterclaim, abatement, reduction or defense, in currency or immediately-available funds which at the time of payment is legal tender for public and private debts in The United States of America, at the address of Landlord set forth above or at such other place as Landlord or its Managing Agent may from time to time designate.

6. TAXES; OPERATING COSTS; REIMBURSEMENTS

6.1 “Taxes” shall mean all real estate taxes, charges and assessments imposed upon the Demised Premises or the Real Estate or any part thereof by any Governmental Authority. Landlord shall have the right, but not the obligation, to contest or appeal any Taxes or assessments levied on the Real Estate or any portion thereof and any expense incurred by Landlord in connection with such contest or appeal, including, but not limited to, fees payable to attorneys, appraisers and consultants, shall be deemed “Taxes”. If Tenant desires to challenge the Tax assessment for the Real Estate (“Tax Assessment”), Tenant shall so notify Landlord in writing. Within thirty (30) days after Landlord receives said written notice from Tenant, Landlord shall advise Tenant whether Landlord has made a final and irrevocable decision not to challenge the Tax Assessment. Provided (i) Tenant has not breached any term of the Lease, (ii) Tenant is in actual occupancy of the entire Building, (iii) Tenant has not sublet all or any part of the Building (except as provided in Section 16.18 hereof), (iv) Tenant has not assigned the Lease (except as provided in Section 16.18 hereof) and (v) Landlord has notified Tenant in writing that Landlord has made a final and irrevocable decision not to challenge the Tax Assessment, then, in such case, Tenant may challenge, in good faith and at no cost to Landlord, the Tax Assessment. Any Taxes, whether challenged or contested by either Landlord or Tenant, shall be promptly paid and discharged by Tenant if, as and when due puruant to the Lease. Copies of all letters and other documents received by Tenant from the tax court or any governmental or quasi-governmental authorities regarding any aspect of Tenant’s challenge of the Tax Assessment shall be given to Landlord by Tenant within ten (10) days after Tenant’s receipt thereof. Any letters or other documents to be given by Tenant, or on Tenant’s behalf, to the tax court and/or any governmental or quasi-governmental authorities regarding any aspect of Tenant’s challenge of the Tax Assessment shall be given by Tenant to Landlord simultaneously with the giving of the same by Tenant, or on Tenant’s behalf, to the tax court and/or any governmental or quasi-governmental authorities. If, at any time during the course of Tenant’s challenge of the Tax Assessment, (a) Tenant has breached any term of the Lease, (b) Tenant is in actual occupancy of less than the entire Building, (c) the term of the Lease has less than two (2) years to run, (d) Tenant has sublet all or any part of the Building (except as provided in Section 16.18 hereof) and/or (e) Tenant has assigned the Lease (except as provided in Section 16.18 hereof), then, at Landlord’s option, Tenant shall immediately withdraw its challenge of the Tax Assessment.

6.2 (a) This Lease is intended to be a “net lease” and, except as otherwise provided in this Lease, Tenant shall, as additional rent, pay Tenant’s Occupancy Percentage of all Operating

Costs [defined in Section 6.2(b) hereof] and all Taxes [defined in Section 5.1 hereof]. Landlord shall from time to time bill Tenant for Tenant’s Occupancy Percentage of all Operating Costs and all Taxes and Tenant shall pay to Landlord all such amounts so invoiced within thirty (30) days after Landlord gives Tenant the bill. Further, with respect to any expense incurred by Landlord on account of improvements, special services or otherwise requested by Tenant, Tenant shall pay Landlord on demand as additional rent the full amount (not Tenant’s Occupancy Percentage) of such expense.

(b) “Operating Costs” shall include each and every expense incurred in connection with the ownership, administration, management, operation, repair, replacement, renewal, and maintenance of the Real Estate, including but not limited to, wages, salaries and fees paid to persons either employed by Landlord or engaged as contractors in the operation of the Real Estate, and such other typical items of expense as are indicated below in subsection (d).

(c) Notwithstanding anything contained to the contrary in Section 6.2(b) hereof, the following repair, maintenance and/or replacement costs shall be handled as set forth below:

I. Replacement of Floors, Walls, Exterior Wall System and Roof. Any cost incurred by Landlord to replace the structural foundation floors, the exterior load-bearing walls, the exterior wall system and/or the roof of the Building shall not be included as an Operating Cost.

II. Replacement of Capital Improvements. Except as provided in subsection I, above, if Landlord replaces a major capital improvement whose estimated replacement cost (as determined by a competent contractor of Landlord’s choice) exceeds $175,000.00, then, the cost of replacement shall be included as an Operating Cost but charged to Tenant as follows: (1) Landlord shall amortize on a straight-line basis over the useful life of the major capital improvement (as determined by Landlord) the cost of replacing said major capital improvement; and (2) Landlord shall include as an Operating Cost during the year of the Lease in which work commences for the replacement of the major capital improvement, and in each subsequent year of the Lease, an amount equal to said amortized cost of replacing the major capital improvement plus interest on the unamortized cost of replacing the major capital improvement, which interest shall equal, on an annual basis, three percent (3%) above the prime lending rate then charged by Citibank, N.A., or any successor thereto. If, however, the estimated replacement cost (as determined by a competent contractor of Landlord’s choice) for the major capital improvement is equal to or less than $175,000.00, then, the cost thereof shall be due as an Operating Cost at once and in full within thirty (30) days after Landlord gives Tenant a bill therefor.

III. Structural Repairs Due to Faulty Workmanship Prior To Sixth (6th) Lease Year. See insert on page 8a.

IV. Roof Repairs. Landlord, at its expense, shall procure a roof guaranty (in form and content satisfactory to Landlord) with coverage lasting no less than ten (10) years. To the extent any repair or maintenance of the roof is performed by the roof guarantor at its expense, the costs of such repair or maintenance shall not be included as an Operating Cost.

(d) Some of the typical items of expense which comprise or may comprise the Operating Costs are or may be, without limiting the generality of the term Operating Costs: (1) general repairs, maintenance, and renewal to the exterior and common areas of the Improvements; (2) utility costs, including but not limited to, costs of energy to power Landlord’s standard HVAC units serving the Building (both tenant and common areas), and costs of electricity to light the common areas; (3) cleaning costs, including but not limited to, window cleaning, general interior office cleaning, and cleaning of common areas; (4) service and/or maintenance contracts, including but not limited to, HVAC, rubbish removal, carting, janitorial, security watchmen, exterminating and snow removal to the extent such services and/or maintenance are contracted for by Landlord or Managing Agent; (5) costs of landscaping and maintenance of the Building grounds; (6) salaries, benefits and work uniforms of superintendents, engineers, mechanics, and custodians; (7) towel service for common lavatories; (8) sales and use taxes; (9) cost of regularly replacing fluorescent tubes and ballasts in tenant spaces, unless due to the carelessness of such individual tenant; and (10) such other costs and expenses generally incurred in the operation, maintenance and repair of first-class real property of the nature and in the area of the Real Estate.

(e) The expenditures referred to in this Article shall be determined in accordance with generally acceptable accounting practices. Tenant or its representative shall have the right, at its own expense, upon reasonable notice and during reasonable hours, to inspect the books of Landlord for the purpose of verifying the information contained in any bills for expenses Tenant is required to pay Landlord under Section 6.2 hereof, provided (1) prior written request for such inspection shall be made by Tenant; (2) such request is made within sixty (60) days of receipt of the bill to be verified; and (3) Tenant shall have paid the bill in full. Any bill not verified within said sixty (60) day period shall be deemed to be correct. Landlord agrees that so long as the immediately preceding three (3) conditions have been fully met, Landlord shall, by no later than thirty (30) days after Landlord’s receipt of Tenant’s written request for inspection, furnish Tenant with a proposed resolution in reply to the concerns raised in said written request for inspection. If Landlord’s proposed resolution is unacceptable to Tenant, then, Landlord and Tenant shall promptly meet and attempt in good faith to reach a mutually acceptable resolution.

6.3 If, due to an error in the preparation of any bill, there shall be an additional amount payable or a refund due with respect to Taxes and/or Operating Costs for the period covered by such bill(s), such amount shall be calculated by Landlord or Managing Agent and sent to Tenant in a revised bill, and any amount payable by the Tenant to the Landlord shall be paid within thirty (30) days, as additional rent or the amount due to the Tenant shall either be credited against amounts due or to become due to Landlord or promptly refunded to Tenant hereunder. However, it is agreed by the parties that any credit shall not in any way operate to reduce the Minimum Rent payable by Tenant. If such calculation takes place and/or any payment in connection herewith becomes payable after the expiration or earlier termination of this Lease, this section shall be deemed to have survived such expiration or termination.

6.4 Any additional rent due under this Article shall be prorated for the final Lease year. Tenant’s obligation to pay additional rent occurring hereunder prior to the Expiration Date shall survive the expiration or sooner termination of this Lease.

6.5 If any appliances or electrical or mechanical

To the extent any costs for performing any structural repairs are necessitated by faulty workmanship, defective materials or substandard construction, such costs shall not be included as an Operating Cost during the first five (5) years of the Term. At all times within the Term, even during that period falling before the sixth (6th) anniversary of the Commencement Date, costs for performing repairs to the Building shall not be included as Operating Costs to the extent those costs are (i) specifically covered by insurance proceeds actually received by Landlord and (ii) paid to Landlord by its insurer as a result of a casualty affecting the Building. At all times within the Term, even during that period falling before the sixth (6th) anniversary of the Commencement Date, costs for performing repairs to the Building shall not be included as Operating Costs to the extent those costs for such work are specifically waived either by the contractor who performed the repair or by the party required to perform the work under any applicable warranty or guaranty agreement. If Landlord, reasonably and in good faith, believes that the terms of an insurance policy, warranty agreement or guaranty agreement affecting the Building entitle Landlord (at no cost to Landlord) to either repairs or funds for the performance of repairs, then, Landlord shall request such repairs or funds from the party whom Landlord, reasonably and in good faith, believes is required to furnish same under said insurance policy, warranty agreement or guaranty agreement.

INTENTIONALLY

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equipment are installed in the Demised Premises or elsewhere on the Real Estate solely for the use of Tenant or the Demised Premises, such appliances or electrical or mechanical equipment shall be maintained in good operating condition by Tenant at its sole cost and expense.

6.6 Tenant shall pay to Landlord, within thirty (30) days of rendition of an invoice therefor, any sales, use, excise or similar tax or assessment imposed upon this Lease or upon all or any portion of the Minimum Rent or additional rent payable hereunder.

6.7 Tenant shall reimburse Landlord for all reasonable expenses in connection with the review by Landlord’s architect, engineer, planner, construction advisor or attorney of any alteration, assignment, sublease, financing, waiver or similar proposed activity or document of or on behalf of Tenant or any Sublessee within thirty (30) days of rendition of an invoice therefor.

7. TENANT’S PERSONAL TAXES

7.1 Tenant agrees to pay all taxes, assessments and fees imposed upon Tenant or on the personal property or operations of Tenant in connection with its use and occupancy of the Demised Premises including, but not limited to, personal property, income, withholding and unemployment compensation taxes, and to hold Landlord harmless from collection of any such taxes out of monies due and owing Landlord or property in which Landlord may have an interest. This provision shall survive the expiration or sooner termination of this Lease.

8. SECURITY

8.1 Tenant shall deposit the Security, if any, with Landlord on the date hereof as security for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of this Lease. It is agreed that if an Event of Default occurs, Landlord may use, apply or retain the whole or any part of the Security to the extent required for the payment of any Minimum Rent or additional rent, or any other sum as to which Tenant is in Default, or for any sum which Landlord may expend or may be required to expend by reason of such Event of Default, including but not limited to, any damages or deficiency in the re-letting of the Demised Premises, whether such damages or deficiency accrued before, after or in the absence of summary proceedings or other re-entry by Landlord.

8.2 If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security shall be returned to Tenant after the Expiration Date, after delivery of possession of the entire Demised Premises to Landlord as required hereunder, and less any amounts either due and owing Landlord hereunder or reasonably required to return the Demised Premises to the condition required herein.

8.3 In the event of a sale of the Building (with or without the Land) or a leasing of the Building in its entirety to a third party subject to the space leases therein (a “Building Lessor”), Landlord shall have the right to transfer the Security to the grantee or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of such Security; and Tenant agrees to look solely to the new owner or Building Lessor, as the case may be, for the return of said Security. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security to a new Building owner or Building Lessor. The aforementioned provisions shall be self-operative without any further act by Landlord or Tenant necessary to effectuate the same. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security, and that Landlord shall not be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

8.4 If Landlord applies or retains all or any portion of the Security as may be permitted herein, Tenant shall restore within thirty (30) days of Landlord’s notice the amount so applied or retained so that at all times during the term hereof the amount deposited with Landlord shall be not less than the amount indicated in Article 1, subject to adjustment pursuant to Articles 16 and 35.

8.5 Tenant shall not designate any portion of the Security as Minimum Rent or Adjusted Minimum Rent due hereunder.

9. USE AND OCCUPANCY

9.1 Tenant covenants to use and occupy the Demised Premises for the Permitted Use and for no other purpose whatsoever, and in compliance with the other provisions of this Lease.

9.2 Tenant shall not do or permit any act or thing to be done in or to the Demised Premises which is contrary to Law, or which will invalidate, be in conflict with, or increase the rates of any public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the Demised Premises or the Building, or which shall or might subject Landlord to any liability or responsibility to any person or for property or Environmental damage. Tenant shall not keep anything in the Demised Premises which is contrary to Law except as now or hereafter permitted by any Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other similar authority having jurisdiction over the Real Estate, nor shall Tenant use the Demised Premises or any other portion of the Real Estate in a manner which would otherwise present an unreasonable risk to the Building or the occupants thereof.

10. ACCESS; COMMON AREAS; PARKING

10.1 Subject to the other provisions of this Lease, including Section 10.2, and the Rules and Regulations, Tenant shall have the right of nonexclusive use, in common with others, of (a) automobile parking spaces not designated for use by others, (b) driveways, (c) footways, (d) lobbies, corridors and elevators for access to the Demised Premises; and (e) such other facilities as may be constructed from time to time on the Real Estate and designated by Landlord for Tenant’s use.

10.2 Provided no Event of Default has occurred, Tenant shall have a nonexclusive, revocable license (the “License”) to park up to the number of cars indicated under Allotted Parking in Section 1.1(q) by Tenant and any Sublessee, or the employees or Visitors of either, in the parking area or areas serving the Building (the “Parking Area”) . Landlord shall not be responsible to Tenant for enforcing the License or for violation of the License by other tenants of the Building or by third parties.

10.3 Any of the following actions shall be deemed a material Default under this Lease: the use of any more than the Allotted Parking by Tenant, any Subleasee or their employees or Visitors; the parking in spaces designated for the exclusive use of any other tenant in the Building by Tenant, any Subleasee or their employees or Visitors, the parking other than in marked parking spaces by Tenant, any Sublessee or their employees or Visitors or the maintenance, repair or cleaning of any vehicle in the Parking Area by Tenant, any Sublessee or their employees or Visitors. In any of such events, Landlord may suspend or revoke the License should such practice continue after written notice from Landlord or Managing Agent; and/or Landlord may exercise such other remedies as are provided in this Lease.

10.4 If the number of parking spaces in the Parking Area is reduced by circumstances beyond the reasonable control of Landlord, the Allotted Parking shall be reduced proportionately.

10.5 Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles in the Parking Area or for any loss of property from within those motor vehicles, or for any injury in the Parking Area to Tenant or any Sublessee or any of their employees or Visitors except to the extent determined to be caused by the gross negligence or willful misconduct of Landlord. Tenant shall acquaint its and any Sublessee’s employees with any parking rules and regulations promulgated by Landlord or Managing Agent and Tenant assumes responsibility for compliance by said employees with such parking provisions, and shall be liable to Landlord for all unpaid parking charges, if any, incurred by said employees.

10.6 If Tenant or any Sublessee or the employees or Visitors of either park illegally or in areas designated for use by others, or in driveways, fire lanes or areas not striped for general parking, then Landlord may charge Tenant, as additional rent, fifty and 00/100 dollars ($50.00) per day for each instance each motor vehicle is so parked. In addition, Tenant authorizes Landlord and Managing Agent to tow away from the Parking Area, at Tenant’s sole cost and expense, vehicles used by Tenant, any Sublessee or any employees or Visitors of either and/or to attach violation stickers or notices to any motor vehicles used by Tenant or any Sublessee or their employees or Visitors parked illegally or in violation of this Article or any parking rules and regulations promulgated by Landlord or Managing Agent. Any amount due from Tenant pursuant to this Article shall be deemed additional rent.

10.7 So long as Tenant has not breached any term of the Lease and occupies the entire Building, Landlord, after receipt from Tenant of a written notice referencing this Section, shall, at Tenant’s expense, mark as the designated spaces of Tenant any number of parking spaces within any reasonable area of the Parking Area chosen by Tenant. If Tenant breaches the Lease and/or occupies less than the entire Building, then, (i) Tenant’s rights and Landlord’s obligations under this Section shall be null and void and (ii) Landlord may, at Tenant’s expense, remove any or all of Tenant’s designations from the Parking Area. Tenant understands that Landlord shall neither be responsible to Tenant for policing Tenant’s designated parking spaces nor responsible to Tenant if third parties use all or any of said designated spaces. The number of designated parking spaces shall not increase the Allotted Parking defined in Section l.l hereof.

10.8 Tenant shall not conduct, nor permit any Sublessee or the employees or Visitors of either to conduct, any soliciting or picketing in or on any of the common areas of the Real Estate.

10.9 Tenant shall not permit its or any Sublessee’s employees or Visitors to smoke or carry lighted tobacco products in the common areas of the Building, including but not limited to lobbies, elevators, hallways, stairwells, and restrooms. Landlord shall post such areas as nonsmoking areas in accordance with Law.

11. RESTRICTIVE COVENANT - FOOD SERVICE

11.1 Tenant hereby covenants and agrees that it shall not permit the use of the Demised Premises or any portion thereof, for the service of food to anyone other than Tenant’s employees or their guests whose primary purpose in being at the Demised Premises is not to use Tenant’s food service facilities; nor shall Tenant maintain any facilities for the sale or consumption of food to and by anyone other than Tenant’s employees or their guests whose primary purpose in being at the Demised Premises is not to use Tenant’s food service facilities.

11.2 Intentionally Deleted Prior To Execution.

11.3 Tenant shall not suffer or permit the sale or consumption of food or drink in the common areas of the Building or in the driveways or Parking Area of the Real Estate by the employees or Visitors of Tenant or any Sublessee; provided, however, that Tenant’s and any Sublessee’s employees may utilize any picnic tables or similar areas on the Real Estate which may be designated by Landlord or Managing Agent for consumption of lunch.

12. TENANT’S CARE AND REPAIR OF DEMISED PREMISES

12.1 Landlord, at Tenant’s expense, shall, throughout the term of this Lease, take good care of the Demised Premises and maintain, replace or repair the fixtures and appurtenances therein. Tenant shall give Landlord or Managing Agent prompt notice of any maintenance or repairs needed to the Demised Premises or the fixtures therein, including but not limited to lighting fixtures. Tenant shall also be responsible for all damage or injury to the Demised Premises or any other part of the Real Estate and the systems and equipment thereof, whether requiring structural or nonstructural repairs, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, any Sublessee or the employees or Visitors of either; or which arises out of any work, labor, service or equipment done for or supplied to Tenant or any Sublessee; or which arises out of the installation, use or operation of the property or equipment of Tenant or any Sublessee. Landlord, at Tenant’s expense, shall repair all damage to the Building and the Demised Premises caused by the moving of fixtures, furniture and equipment of Tenant or any Sublessee.

12.2 Landlord, at Tenant’s expense, shall make all repairs in and to the Demised Premises. Any other repairs in or to the Building or the facilities and systems thereof shall also be performed by Landlord at Tenant’s expense.

12.3 Tenant shall not clean nor require, permit, suffer or allow any window in the Demised Premises to be cleaned from the outside. Such cleaning shall be governed by the Cleaning Service Rider.

13. TENANT’S WORK AND INSTALLATIONS

13.1 (a) Subject to the prior written consent of Landlord, which Landlord may only withhold reasonably, and to the provisions of this Article, Tenant may perform structural changes in or to the Demised Premises, including, but not limited to, modifications to any of the electrical, plumbing or HVAC systems in the Building, changes to common areas, base building elements and the atrium.

(b) Subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld, and to the provisions of this Article, Tenant or any permitted Sublessee at its expense, may make alterations, decorations, installations, renovations or improvements in or to the interior of the Demised Premises which are non-structural and which do not adversely affect or place unusual loads upon any utility services, or plumbing and electrical lines, or electrical or HVAC systems, by using mechanics or other contractors previously approved by Landlord and properly licensed to do such work in the community where the Real Estate is located. Any changes or work in or to the Demised Premises performed by or for Tenant are herein referred to as Tenant’s Work. Notwithstanding anything contained to the contrary in this Section 13.1(a) - (b), Tenant may perform non-structural Tenant’s work without Landlord’s prior written consent, provided that (i) Tenant has not breached any term of the Lease, (ii) no single or series of related non-structural Tenant’s Work in any single calendar year exceed an estimated cost of $25,000.00 and (iii) no such non-structural Tenant’s Work adversely affects or places unusual loads upon any utility services, or plumbing and electrical lines, or electrical or HVAC systems. With respect to non-structural Tenant’s Work for which Landlord’s prior written consent is not required, Tenant shall submit to Landlord detailed plans and specifications at least twenty (20) days prior to the commencement of work so that Landlord may ascertain whether the conditions (i) - (iii) in the immediately preceding sentence have been met. Upon completion of any Tenant’s Work, Tenant shall give Landlord a set of “as-built” plans therefor. Tenant covenants that Tenant’s Work, whether prior, on or subsequent to the Commencement Date, shall be in harmony with any other work in the Real Estate and shall not result in work stoppages or picketing at the Real Estate; and Tenant, at its own expense, shall immediately take whatever steps are necessary to avoid any such work stoppage or picketing.

13.2 Tenant shall not place a load upon any floor of the Demised Premises exceeding either the floor load per square foot of area which it was designed to carry or the amount prescribed by Law. Landlord reserves the right to prescribe the weight and position in the Demised Premises of all safes, file cabinets, bookshelves, business machines (other than desk-top machines), mechanical equipment and other heavy personal property. Such installations shall be placed and maintained by Tenant, at Tenant’s sole cost and expense, in settings sufficient, in Landlord’s judgement, to absorb and prevent vibration, noise and annoyance to any occupant of the Building or adjacent properties.

13.3 Tenant shall, before undertaking any Tenant’s Work, at its cost and expense, obtain all permits, approvals and certificates required by any Governmental Authority and (upon completion) certificates of final approval thereof, and shall promptly deliver originals or duplicates of all such permits, approvals and certificates to Landlord or Managing Agent. Tenant agrees to carry and will cause Tenant’s Agents to carry during any activities under this Article such workman’s compensation, general liability, personal and property damage insurance as Landlord may reasonably require, naming Landlord as an additional insured as its interest may appear. With regard to insurance that Tenant agrees to carry pursuant to the immediately preceding sentence, Tenant may self-insure, provided conditions (i) - (iii) in Section 30.7 hereof are all fully satisfied. Tenant agrees (a) to pay or cause to be paid promptly, when due, the entire cost of any work done by or for Tenant or any Sublessee upon the Demised Premises so that the Demised Premises shall be at all times free of claims or liens for labor or materials; and (b) to defend, indemnify and hold Landlord harmless from and against any and all injury, loss, demands, claims or damages to any person or property occasioned by or in connection with Tenant’s Work, to the extent not paid to Landlord by the carrier of any insurance, and except to the extent directly due to the gross negligence or willful misconduct of Landlord.

13.4 Notwithstanding the foregoing, if any mechanic’s or other lien is filed against the Demised Premises or the Building for work claimed to have been done for or materials or services furnished to Tenant or any Sublessee, whether or not done pursuant to this Article, the same shall be discharged by Tenant within thirty (30) days after notice thereof from Landlord or Managing Agent, at Tenant’s expense, by posting a bond or taking such other steps as may be required by Law. If Tenant fails to discharge such lien within such thirty-day period, Landlord may do so on Tenant’s behalf at Tenant’s sole cost and expense.

13.5 (a) Subject to Sections 13.5(b) - (c) hereof, all fixtures and all paneling, permanent partitions, non-furniture partitions, railings, flooring, electrical conduits and cabling and any other improvements installed in the Demised Premises at any time, either by Tenant or any Sublessee or by Landlord on Tenant’s behalf, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Demised Premises, unless Landlord, by notice to Tenant no fewer than twenty (20) days prior to the expiration or sooner termination of this Lease, elects to relinquish Landlord’s right thereto and to have same removed by Tenant, in which event the same shall be removed from the Demised Premises by Tenant prior to the expiration of the Lease, at Tenant’s sole cost and expense.

(b) If, however, Landlord consents in writing, after the Commencement Date, to the installation in the Demised Premises of fixtures, paneling, permanent partitions, non-furniture partitions, railings, flooring, electrical conduits, cabling, Non-Standard Installations [hereinafter defined in subsection (c) below], or any other improvements, Landlord shall advise Tenant, simultaneously with Landlord’s written consent, whether Landlord is relinquishing its right to such installation and requiring such installation to be removed prior to the expiration of the Lease by Tenant at its expense. Tenant shall strictly abide by and timely comply with any such advice. Notwithstanding anything contained to the contrary in the immediately preceding sentence, Landlord shall have no obligation whatsoever to so advise Tenant at the time Landlord consents to an installation, unless both of the following conditions have been met prior to Landlord’s granting of consent:

(i) Landlord receives from Tenant detailed plans and specifications for the particular installation; and

(ii) Landlord receives from Tenant a written request for consent which specifically demands that Landlord advise Tenant whether Landlord requires the particular installation to be removed prior to the expiration of the Lease by Tenant at its expense.

(c) With regard to installations, fixtures, paneling, permanent partitions, non-furniture partitions, railings, flooring, electrical conduits, cabling and any other improvements installed prior to the Commencement Date, Landlord may relinquish its right to and require removal of [in accordance with Section 13.5(a) hereof] only those installations that, in Landlord’s opinion, are not standard and ordinary improvements routinely installed in business offices. Any installations that, in Landlord’s opinion, are not standard and ordinary improvements routinely installed in business offices are herein referred to as “Non-Standard Installations”. If, Landlord timely receives from Tenant the Approved Final Drawings (hereinafter defined in Section 23.1) simultaneously with a written notice requesting that Landlord identify all Non-Standard Installations described in the Approved Final Drawings, then, by January 20, 1997, Landlord shall advise Tenant as to which items shown in the Approved Final Drawings constitute Non-Standard Installations.

13.6 Nothing in this Article shall be construed to give Landlord title to or to prevent Tenant’s removal of Tenant’s or any Sublessee’s moveable trade fixtures, office furniture and equipment, temporary partitions or furniture partitions but upon removal of any such property from the Demised Premises or upon removal of other improvements as may be required by Landlord pursuant to the terms of this Lease, Tenant shall immediately and at its expense, repair and restore the Demised Premises to the condition existing prior to installation and shall repair any damage to the Demised Premises or the Building due to such removal.

13.7 All monies due Landlord or Landlord’s agent or contractor by Tenant for work performed pursuant to Article 12 or this Article shall be paid within thirty (30) days of Tenant’s receipt of an invoice therefor. All such monies which are not timely received by Landlord or Landlord’s contractor shall accrue interest from the due date at the rate of Interest.

13.8 Tenant shall promptly remove or correct any Tenant’s Work not performed in accordance with this Article and, in the case of removal, restore the Demised Premises to its preexisting condition.

13.9 Tenant, at its cost and expense, shall remove from the Demised Premises and the Building all boxes and other packaging resulting from Tenant’s or any. Sublessee’s installations, alterations, renovations and decorating.

14. COMPLIANCE WITH LAWS

14.1 Landlord, at Tenant’s sole cost and expense, shall comply with (a) all present and future Laws of all Governmental Authorities and all changes therein applicable to Tenant or to the Demised Premises or, to the extent incumbent upon Tenant, to any other portion of the Real Estate; (b) any direction of any public officer pursuant to Law; and (c) all Laws which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises or, to the extent incumbent upon Tenant, any other portion of the Real Estate, whether or not arising out of Tenant’s occupancy, use or manner of use thereof (including Tenant’s Permitted Use).

14.2 Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord) contest by appropriate proceedings, prosecuted diligently and in good faith, the validity or applicability to the Demised Premises of any such Law, and Landlord, at Tenant’s expense, shall cooperate with Tenant in such proceedings; provided that (a) Tenant shall defend, indemnify and hold Landlord harmless against all liability, loss or damage which Landlord shall suffer by reason of such non-compliance or contest, including, but not limited to, reasonable attorney’s fees and other expenses reasonably incurred by Landlord; (b) such non-compliance or contest shall not constitute or result in any violation of any superior lease or superior mortgage, or if such superior lease and/or superior mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the sole cost and expense of Tenant; (c) such non-compliance or contest shall not subject Landlord to prosecution for a criminal offense; (d) such action shall not cause the Demised Premises or any part thereof or of the Real Estate to become subject to a lien or to be condemned or vacated; and (e) Tenant shall keep Landlord advised as to the status of such proceedings.

15. ENVIRONMENTAL COMPLIANCE

15.1 Tenant shall, at Tenant’s own cost and expense, comply with the Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq.), the Comprehensive Environmental Response, Compensation & Liability Act (42 U.S.C. 9601 et seq.), the Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq.), any and all amendments thereto and regulations and orders promulgated thereunder, and any other Environmental Law affecting the Demised Premises or the Real Estate, to the extent related to or arising out of the use or occupancy of the Demised Premises by Tenant or any Sublessee.

15.2 Tenant shall, at Tenant’s own cost and expense, make all submissions to, provide all information to, and comply with all requirements of, the Bureau of Industrial Site Evaluation of the New Jersey Department of Environmental Protection, or the U.S. Environmental Protection Agency, or any other Governmental Authority having Environmental jurisdiction over the Real Estate or any portion thereof or the occupants thereof (collectively, an “Environmental Authority”) which are related to or arise out of the use and occupancy of the Demised Premises.

15.3 Should any Environmental Authority determine that a cleanup or similar plan be prepared or that a cleanup be undertaken because of any spills or discharges of hazardous substances or wastes in or about the Real Estate caused by Tenant, any Sublessee or the employees or Visitors of either, then Tenant shall, at Tenant’s own expense, promptly and diligently prepare and submit the required plans and financial assurances, and carry out the approved plans to the satisfaction of such Environmental Authority. Tenant acknowledges that its obligations under this Article may arise if there is any closing, termination or transfer of operations of Tenant or any Sublessee which is classified as an industrial establishment, or from a transfer of the Real Estate or any portion thereof which falls under the purview of an Environmental Authority.

15.4 At no expense to Landlord, Tenant shall promptly provide all information reasonably requested by Landlord or Managing Agent or by any Environmental Authority for preparation of non-applicability affidavits and similar documents for submission to such Environmental Authority, and shall promptly sign such affidavits when requested by Landlord or Managing Agent.

15.5 In connection with Tenant’s compliance with this Article 15, Landlord agrees to reasonably cooperate with Tenant after receipt from Tenant of a written notice specifically referencing this Section, provided such cooperation does not cause Landlord to incur any expense and/or assume any liability whatsoever.

16. ASSIGNMENT; SUBLEASING

16.1 Tenant, for itself, its legal representatives, creditors, heirs, distributees, administrators, trustees, successors and assigns, expressly covenants that it shall not assign, mortgage, pledge or otherwise encumber this Lease; nor, except as specifically set forth below, underlet, or suffer or permit the Demised Premises or any part thereof to be used by anyone other than the Tenant named in Section 1.1.

16.2 For purposes of this Article, any occupancy arrangement (including, without limitation, verbal agreements, management agreements, concessions, licenses and space-sharing agreements or arrangements) affecting all or any part of the Demised Premises, other than a direct lease with Landlord or an assignment of this Lease permitted hereunder, shall be referred to as a “Sublease”; and any user or occupant of all or part of the Demised Premises, other than the Tenant or an assignee permitted under this Article shall be referred to as a “Sublessee.”

16.3 If Tenant shall desire to assign this Lease, or to permit a Sublessee to use or occupy all or any portion of the Demised Premises (to “sublease” or a “Subleasing”), Tenant shall first submit in writing to Landlord or Managing Agent a notice (“Tenant’s Transfer Notice”) setting forth in reasonable detail:

(a) the identity and address of the proposed assignee or Sublessee;

(b) the terms and conditions of the assignment or Subleasing, including, but not limited to, the commencement date thereof;

(c) the nature and character of the business of the proposed assignee or Sublessee and its proposed use of the Demised Premises;

(d) evidence that the proposed assignee or Sublessee is a United States citizen or a partnership or corporation qualified to do business in the State of New Jersey and organized and in good standing under the laws of one of the states of the United States;

(e) banking, financial and other credit information relating to the proposed assignee or Sublessee reasonably sufficient to enable Landlord to determine the proposed assignee’s or Sublessee’s financial responsibility; and

(f) in the case of a Subleasing of only a portion of the Demised Premises, plans and specifications for Tenant’s layout, partitioning, and electrical installations for the portion of the Demised Premises to be subleased.

16.4 (a) If the nature and character of the business of the proposed assignee or Sublessee, and the proposed use and occupancy of the Demised Premises, or any portion thereof, by the proposed assignee or Sublessee, is in keeping and compatible with the Permitted Use and the dignity and character of the Building, then, subject to compliance with the requirements of this Article, Landlord agrees not to unreasonably withhold its consent to any such proposed assignment or Subleasing; provided, however, that Tenant shall, in Tenant’s Transfer Notice, advise Landlord of Tenant’s intention to assign this Lease or to permit a Subleasing of all or any part of the Demised Premises, from, on and after a stated date (which date shall not be less than sixty (60) days after the sending of Tenant’s Transfer Notice), in which event Landlord shall have the right (“Landlord’s Recapture Right”), to be exercised by giving written notice (“Landlord’s Recapture Notice”) to Tenant within ten (10) days after Landlord’s receipt of Tenant’s Transfer Notice, to recapture the space described in Tenant’s Transfer Notice. Landlord’s Recapture Notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date set forth in Tenant’s Transfer Notice as the commencement of the proposed assignment or Sublease.

(b) If less than all of the Demised Premises are recaptured by Landlord, Landlord shall construct and erect such partitioning and modify Building systems as may be required to separate the space retained by Tenant from the space recaptured. The cost of such alterations shall be borne by Landlord. The Minimum Rent, Tenant’s Occupancy Percentage, and Tenant’s Allotted Parking shall be adjusted pursuant to a written amendment to this Lease on the basis of the number of square feet retained by Tenant in proportion to the number of square feet demised under this Lease immediately prior to such recapture; and this Lease, as so amended, shall continue thereafter in full force and effect as to the portion of the Demised Premises retained by Tenant.

16.5 In addition to the foregoing requirements, (a) no Sublease shall violate any Law or result in the occupancy of the Demised Premises by more than four (4) sole proprietors, firms, partnerships or corporations, including the Tenant hereunder; (b) no Sublease shall be for a term of less than two years, unless the unexpired term of this Lease shall be less than two years at the commencement of the Sublease; (c) no assignee or Sublessee shall be an existing tenant of, or any party then negotiating for space in, the Building, or any other land or building in the office park in which the Building is located which is (1) owned by Landlord or any affiliate of Landlord or any partnership in which Landlord or an affiliate of Landlord is a partner, or (2) managed by Landlord or an affiliate of Landlord [any such property referred to under subsection 16.5(c)(1) or (2) being hereinafter referred to as an “Affiliated Property”]; (d) no Sublease shall result in the occupancy of less than 1,000 square feet of space; (e) there shall be no Default under any of the terms and conditions of this Lease at the time of Tenant’s Transfer Notice or at the effective date of such assignment or Subleasing; (f) no Subleasing shall be for a rental rate less than that currently being charged for comparable space in the Building or any Affiliated Property, which rental rate Landlord shall quote to Tenant after Landlord receives from Tenant a written demand therefor. The rental rate quoted by Landlord to Tenant shall be valid only for ninety (90) days after Landlord advises Tenant of the rental rate. Once a Sublease is fully executed by the parties thereto and is approved in writing by Landlord, then, so long as the effective rent under said Sublease is equal to or greater than the rental rate quoted by Landlord, Tenant shall be deemed, even after the expiration of the aforementioned ninety (90) day period, to have fully complied with this Section 16.5(f) as it relates solely to the particular Sublease in question; and (g) Tenant shall pay when due all brokerage or similar commissions arising from any assignment or Sublease.

16.6 Anything to the contrary in this Article notwithstanding, Landlord shall not consent to any assignment or Sublease unless Tenant agrees at the time of the proposed assignment or Sublease and in Tenant’s Transfer Notice to pay over to Landlord sixty (60%) percent of all consideration (of whatever nature) that would be payable by the prospective assignee or Sublessee to Tenant, whether in one or more payments or transfers and whether pursuant to such assignment or Sublease or any other agreement related thereto, which exceeds the pro rata share of the Minimum Rent payable by Tenant hereunder.

16.7 Any Sublease must specifically provide that (a) it shall be subject and subordinate to all of the terms and conditions of this Lease; (b) the use of the Demised Premises thereunder shall be restricted exclusively to the Permitted Use; (c) the term thereof shall not extend beyond the Expiration Date; (d) no Sublessee or its heirs, distributees, executors, administrators, legal representatives, trustees, successors or assigns, without the prior consent of Landlord in each instance, which consent Landlord may withhold in its absolute discretion, shall (1) assign, whether by merger, consolidation or otherwise, mortgage or encumber its interest in any Sublease, in whole or in part, (2) Sublease or permit the subleasing of, that part of the Demised Premises affected by such Subleasing or any portion thereof, or (3) permit such part of the Demised Premises affected by such Subleasing or any part thereof to be occupied or used, by any person other than such Sublessee; and (e) in the event of cancellation or termination of this Lease for any reason whatsoever or of the surrender of this Lease, whether voluntary, involuntary or by operation of Law, prior to the expiration date of such Sublease, including any extensions and renewals granted thereunder, the Sublessee, at Landlord’s option and in its sole discretion, shall either vacate the Demised Premises or shall make full and complete attornment to Landlord for the balance of the term of the Sublease, which attornment shall be evidenced by an agreement in form and substance satisfactory to Landlord which the Sublessee shall execute and deliver within five (5) business days after request by Landlord. The Sublessee shall waive the provisions of any Law now or hereafter in effect which may give the Sublessee any right of election to terminate the Sublease or to surrender possession of the Demised Premises in the event any proceeding is brought by Landlord to terminate or assume this Lease.

16.8 No assignee or Sublessee shall receive any credit whatsoever from Landlord for security deposits, rent or any other monies paid to Tenant unless same shall have been actually received and receipted by Landlord.

16.9 Each of the following events shall be deemed to constitute an “assignment” of this Lease and shall require the prior written consent of Landlord in each instance as provided in this Article; any person or entity making an assignment shall be referred to herein as an “assignor”, and any person or entity to whom an assignment is made shall be referred to herein as an “assignee”:

(a) Any assignment or other transfer of this Lease by operation of Law;

(b) Any hypothecation, pledge or collateral assignment of this Lease;

(c) Any assignment or other transfer of this Lease in connection with bankruptcy or creditor’s rights;

(d) Any transfer or acquisition, whether in a single transaction or cumulatively, of (1) the majority of the issued and outstanding stock or voting interests of a corporate Tenant, except as may occur through public trades on any recognized security exchange or over-the-counter market; (2) a majority of the equitable or voting interests of a Partnership Tenant; or (3) any general partnership interest of a Partnership Tenant (each of the foregoing being referred to as a “Controlling Interest”);

(e) Any issuance (other than in a public offering) of an interest or interests in Tenant (whether stock or partnership interests or otherwise) to any person, entity or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, such that following such issuance, such person, entity or group shall hold a Controlling Interest in Tenant.

16.10 Tenant, its Sublessees, and their respective legal representatives, heirs, distributees, executors, administrators, trustees, creditors, successors and assigns acknowledge and agree that the restriction that Landlord’s consent under certain circumstances to a proposed assignment of this Lease or to a Subleasing shall not be unreasonably withheld shall not be intended or construed as an agreement or covenant on the part of Landlord, but rather as a qualification on Tenant’s covenant not to assign this Lease or enter into or permit any Sublease; and it is further agreed that Landlord shall not be liable in damages or subject to liability of any kind or nature whatever by reason of Landlord’s failure or refusal to grant its consent to any proposed assignment of this Lease or Subleasing of the Demised Premises, the sole and exclusive recourse being a declaratory judgment on the question of Landlord’s reasonableness. Notwithstanding anything contained to the contrary in this Section 16.10, Landlord agrees that if a final and unappealable judgment has been entered against Landlord by a court of competent jurisdiction stating that Landlord unreasonably failed or refused to grant its consent to any proposed assignment of this Lease or subletting of all or any part of the Demised Premises, then, in such case, Landlord shall be liable in damages, but only to the extent said damages are actual, direct, foreseeable, proximate and compensatory. Tenant agrees that under no circumstances shall Landlord be liable for indirect, special, unforeseeable, speculative, punitive, exemplary or consequential damages.

16.11 (a) It is a condition to the effectiveness of any assignment otherwise complying with this Article that (a) Tenant shall increase, within thirty (30) days after Landlord’s demand, the amount of Security deposited with Landlord by a sum to be reasonably determined by Landlord and (b) the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee assumes all obligations of Tenant under this Lease, and agrees that the provisions of this Article shall continue to be binding upon it in respect of all future assignments of this Lease. No assignment of this Lease shall release the assignor or any guarantor or obligor hereof from its continuing obligations to Landlord under this Lease or any renewals extensions or modifications thereof, except as expressly herein provided in Section 16.11(b); and Tenant its guarantors and obligors and any subsequent assignor [except as otherwise provided in Section 16.11(b) hereof] shall continue to remain jointly and severally liable (as primary obligor) for all of Tenant’s obligations hereunder.

(b) Tenant agrees that Landlord may, in its sole and absolute discretion, release Tenant from all of its liabilities,

obligations, duties and responsibilities under the Lease in the event the Lease is assigned in strict accordance with this Article. Such release shall be deemed ineffective unless, and shall be effective only if, (1) Landlord receives from Tenant a written novation agreement in recordable form that has been executed by all assignees of the Lease and Landlord and (2) Tenant receives from Landlord a written statement executed by Landlord wherein Landlord acknowledges that it is fully satisfied with the creditworthiness, cash flow position, liquidity, assets, liabilities and financial strength of the assignee(s) of the Lease. Landlord shall have sole and absolute discretion in electing whether to execute the aforementioned novation agreement and/or the aforementioned written statement regarding the economic status of the assignee(s) of the Lease. Landlord, however, agrees that in assessing the creditworthiness, cash flow position, liquidity, assets, liabilities and financial strength of the assignee(s) of the Lease, Landlord shall apply reasonable standards of evaluation customarily utilized by institutional owners of commercial real estate.

16.12 Tenant, at its expense, covenants to obtain all permits, approvals and certificates of occupancy required by any Governmental Authority for any work or in connection with any assignment of this Lease or any Sublease and any alterations to the Demised Premises in connection therewith, and Tenant shall deliver copies of the same to Landlord prior to the commencement of work, if work is to be done, and prior to the occupancy of any or all of the Demised Premises by the assignee or sublessee. All such alterations shall be in strict compliance with Article 13 hereof. Tenant shall submit a duplicate original counterpart of the assignment or Sublease to Landlord within five (5) business days of the date of execution.

16.13 If Landlord reasonably withholds its consent to any proposed assignment or Sublease as permitted in this Article, or if Landlord exercises Landlord’s Recapture Right pursuant to Section 16.4(a) - (b) hereof, Tenant shall indemnify, defend and hold harmless Landlord against and from all loss, liability, damage, cost and expense (including reasonable attorneys’ fees and disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or Sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

16.14 If Landlord consents to any proposed assignment or Sublease and Tenant fails to consummate the assignment or Sublease to which Landlord consented within ninety (90) days after the giving of such consent, Tenant shall be required again to comply with all of the provisions and conditions of this Article before assigning this Lease or Subleasing all or part of the Demised Premises.

16.15 Intentionally Deleted Prior To Execution.

16.16 The listing of any name other than that of Tenant or any permitted assignee or Sublessee on any door of the Demised Premises or on any directory or in any elevator in the Building or otherwise shall be at Landlord’s sole discretion, and shall not operate to vest in the person so named any right or interest in this Lease or in the Demised Premises or the Building, or be deemed to constitute, or serve as a substitute for, any prior consent required under this Article, and it is understood that any such listing shall constitute a license extended by Landlord which shall be revocable at Landlord’s will by written notice to Tenant.

16.17 If this Lease is assigned, or if the Demised Premises or any part thereof is subleased, Landlord may, after a Default, collect rent directly from the assignee or Sublessee and apply the net amount collected to the Minimum Rent and additional rent herein reserved; but no such assignment, Subleasing or collection shall be deemed a waiver of this covenant or the acceptance of the assignee or Sublessee as a tenant, or a release of Tenant from the further performance by Tenant of any of the covenants on the part of Tenant contained herein [except as otherwise provided in Section 16.11(b)]; and no such collection of rent by Landlord shall be characterized as a termination, cancellation or modification of this Lease, unless Landlord so notifies Tenant in writing.

16.18 Any provisions of this Article to the contrary notwithstanding, but subject to the other terms, conditions and provisions contained in said Article, including but not limited to Section 16.3, the following provisions contained in subsections (a) - (d) below shall apply to Landlord and Tenant:

(a) Any corporate Tenant shall have the right, without the consent of Landlord and free of Landlord’s Recapture Right, but after Landlord’s receipt of Tenant’s Transfer Notice, to assign this Lease or sublease all or any part of the Demised Premises to any corporation controlling, controlled by or under common control with Tenant; provided that no such assignee shall further assign this Lease or Sublease any or all of the Demised Premises and no such Sublessee shall assign or encumber its Sublease or further sublease all or any part of the Demised Premises; and provided, further, that any event resulting in such assignee or Sublessee ceasing to be a corporation controlling, controlled by or under common control with Tenant shall be deemed to be an assignment or Sublease requiring the prior consent of Landlord pursuant to the provisions of this Article and Tenant shall thereupon comply with all provisions of this Article applicable thereto. For purposes hereof, “control” means ownership of at least eighty percent (80%) of the issued and outstanding voting stock of such corporation.

(b) Any corporate Tenant shall also have the right, without the consent of Landlord and free of Landlord’s Recapture Right, but after Landlord’s receipt of Tenant’s Transfer Notice, to assign this Lease to any corporation succeeding to Tenant by merger or consolidation in accordance with applicable statutory provisions for merger or consolidation of corporations or by purchase of all or substantially all of Tenant’s assets; provided that subsequent to such merger, consolidation or purchase, the shareholder’s equity (capital stock, additional paid-in capital and retained earnings) of the successor corporation or the purchasing corporation, as the case may be, shall be at least equal to the shareholder’s equity of Tenant immediately prior to such merger, consolidation or purchase and this fact shall be so certified by the chief financial officer of the assignor and the assignee.

(c) It is Landlord’s intent to permit assignment and Subleasing pursuant to this Section exclusively as an accommodation to the bona fide and legitimate business organizational needs of Tenant, and notwithstanding the provisions hereof, no assignment of this Lease or Subleasing of all or any part of the Demised Premises without Landlord’s consent hereunder shall be permitted where the sole or primary purpose of such assignment or Subleasing is to permit occupancy of all or any part of the Demised Premises by a third party in avoidance of Landlord’s consent, or in the case of a corporation’s purchasing all or substantially all of Tenant’s assets, where this Lease constitutes all or a substantial portion of such assets.

(d) Tenant shall promptly give Landlord prior written notice of any assignment of this Lease or Subleasing as required under this Section accompanied by all documentation required by Landlord to establish compliance with the requirements of subsections (a) and (b) above, and Tenant shall also promptly provide Landlord with a copy of any executed instrument of merger, consolidation or assignment or the executed Sublease, as the case may be.

17. NOTIFICATION BY TENANT

17.1 Tenant shall inform Landlord or its Managing Agent immediately in case of fire or accident within the Demised Premises or elsewhere upon the Real Estate if involving Tenant, any Sublessee, or the employees or Visitors of either, or if Tenant has actual knowledge of such fire or accident.

18. RULES AND REGULATIONS

18.1 Tenant, for itself and for any Sublessee and their employees and Visitors, covenants to comply with the Rules and Regulations. Landlord and Managing Agent shall have the right to make reasonable additions and amendments to the Rules and Regulations from time to time, and Tenant, on behalf of itself, any Sublessee and their employees and Visitors, agrees to comply with such additions and amendments after deliveries of copies thereof to Tenant or the posting of copies thereof in a prominent place in the Building.

19. PEACEABLE ENJOYMENT

19.1 Subject to the terms and provisions of this Lease and to all mortgages and ground leases of record to which this Lease may be or may become subordinate, Tenant, upon timely payment of all Minimum Rent, additional rent, and other monies due and payable by Tenant hereunder and upon Tenant’s observing, keeping and performing all of the other terms and provisions of this Lease, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Demised Premises during the term hereof.

20. SURRENDER

20.1 Upon the last day of the term of this Lease, or the sooner termination thereof, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition and repair, except for ordinary wear and tear; and the Demised Premises and the remainder of the Real Estate shall be free of any and all hazardous substances, wastes or conditions and shall be in compliance with all applicable Laws of any Environmental Authority with respect to any hazardous substances or wastes for which Tenant is responsible hereunder or pursuant to any Law.

20.2 Prior to or upon the expiration or sooner termination of this Lease, Tenant, at its own cost and expense shall remove from the Demised Premises all trade fixtures, partitions, equipment, personal property, or other improvements required to be removed from the Demised Premises pursuant to Article 13 without injury to the Demised Premises. All such property that is not removed from the Demised Premises prior to the expiration or sooner termination of this Lease shall be, at the election of Landlord and with absolutely no liability whatsoever to Tenant or any Sublessee, either (a) retained or disposed of by Landlord as its own property without any obligation whatsoever to Tenant or any Sublessee or (b) removed from the Demised Premises and disposed of by any means whatsoever by Landlord, at Tenant’s sole cost and expense.

20.3 Tenant’s obligation to observe the covenants contained in this Article shall survive the expiration or sooner termination of this Lease.

20.4 Notwithstanding anything to the contrary contained herein, if the last day of the term of this Lease or any renewal or extension thereof falls on Sunday, this Lease shall expire at noon the preceding Saturday; if the last day of the term of this Lease or any renewal or extension thereof falls on a Legal Holiday, this Lease shall expire at noon on the preceding business day.

21. HOLDING OVER

21.1 Tenant shall pay Landlord double the fair market rental value of the Demised Premises, as reasonably determined by landlord [but in no event less than double the sum of (1) Minimum Rent plus (2) all additional rent then applicable under the Lease] for each month or partial month during which Tenant or any Sublessee retains possession of the Demised Premises, or any part thereof, after the expiration or earlier termination of this Lease.

21.2 Nothing contained in this Lease, nor the paying by Tenant and acceptance by Landlord or Managing Agent of holdover rent, nor any verbal consent by anyone nor any detrimental reliance by Tenant or any Sublessee, shall be construed as a consent by Landlord to the occupancy or possession by Tenant or such Sublessee of the Demised Premises or any portion thereof beyond the Expiration Date or sooner termination of the term hereof, unless consented to in writing by Landlord in its sole discretion. Landlord, upon the Expiration Date or sooner termination of the term hereof, shall be entitled to the benefit of all other available legal remedies for summary possession of the Demised Premises.

22. INDEMNITY

22.1 Tenant shall be liable for the acts and omissions of Tenant, its Sublessee(s) and any Visitors with respect to the Real Estate. In accordance therewith, Tenant shall defend, indemnify and hold harmless Landlord, its directors, officers, partners, employees, shareholders and agents and their predecessors in interest and successors and assigns against and from (a) any and all claims (1) arising from the conduct of Tenant or any Sublessee, or the employees or Visitors of either, or of any business or any work or thing whatsoever done to the Demised Premises, or any condition created in or about the Demised Premises during the term of this Lease, except to the extent due to the gross negligence or willful misconduct of Landlord, or (2) arising from any negligent or otherwise wrongful act or omission of Tenant or any Sublessee, or the employees or Visitors of either; (b) any failure by Tenant or any Sublessee to comply with the provisions of this Lease; (c) all costs, expenses and liabilities reasonably incurred by Landlord in connection with each such claim or action or proceeding brought thereon, including but not limited to all legal fees and expenses; and (d) any damages suffered by Landlord due to the holding over in the Demised Premises by Tenant or any Sublessee beyond the expiration or sooner termination of this Lease.

22.2 In case any action or proceeding shall be brought against Landlord on a claim to which Tenant’s indemnification obligation applies, then, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding with counsel selected by Tenant and acceptable to Landlord, in its reasonable discretion. In case any action or proceeding shall be brought against Tenant on a claim to which Landlord’s indemnification obligation applies, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding with counsel selected by Landlord and acceptable to Tenant, in its reasonable discretion.

22.3 Landlord shall defend, indemnify and hold harmless Tenant, its directors, officers, partners, employees, shareholders and agents and their predecessors in interest and successors and assigns against and from any and all claims (a) arising from the gross negligence or willful misconduct of Landlord and (b) costs, expenses and liabilities reasonably incurred by Tenant in connection with each such claim described in Section 22.3(a) hereof, including, but not limited to, all legal fees and expenses.

23. BASE BUILDING WORK AND LANDLORD’S CONSTRUCTION CREDIT

23.1 Tenant shall provide to Landlord on or before

January 10, 1997 such final drawings and specifications that have first been approved in writing by Landlord (“Approved Final Drawings”) for all work that Tenant performs in or to any part of the Building on or before the Commencement Date. No changes, additions or deletions may be made to the Approved Final Drawings without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

23.2 Tenant represents that it has retained and hired Gale & Wentworth Construction Services, Inc. (“G&W”) as Tenant’s sole general contractor to perform all the work shown in the Approved Final Drawings. Landlord hereby consents to G&W being the sole general contractor that shall perform all the work shown in the Approved Final Drawings. Each and every subcontractor, materialman and supplier of goods or services involved directly or indirectly in the performance of work at the Building must first be approved in writing by Landlord, which approval shall not be unreasonably withheld. Tenant shall use no other general contractor beside G&W, without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld.

23.3 Provided Tenant has not breached any term of the Lease (after receipt of written notice and beyond the expiration of any applicable cure period), Landlord shall issue checks to G&W aggregating a total sum equal to the Construction Credit. The Construction Credit shall be disbursed in individual progress payments not more often than once during any calendar month. Each progress payment, however, shall be subject to a ten percent (10%) retainage. Within twenty (20) days after Landlord receives from Tenant (1) an invoice issued by G&W, (2) a fully executed and acknowledged waiver of construction liens in form satisfactory to Landlord and (3) a fully executed and acknowledged statement, in form satisfactory to Landlord, showing all subcontractors, materialmen and suppliers with whom G&W has entered into agreements, the amount of each such agreement and the amount requested for each subcontractor, materialman and supplier, Landlord shall, only if it ascertains that the billed work has been completed, remit a check to Tenant payable to G&W for the amount shown on the invoice. Tenant agrees that Landlord shall in no way be responsible for the accuracy of said invoices or for the quality or completeness of the work performed to the Demised Premises.

23.4 So long as no breach has occurred under the Lease, which breach remains uncured after receipt of written notice and beyond the expiration of any applicable cure period, the ten percent (10%) retainage held by Landlord from each and every progress payment shall be given to Tenant (in the form of a check payable to G&W) within thirty (30) days after Landlord has received from Tenant all of the following documents:

(i) final, unconditional lien waivers from G&W and all subcontractors, materialmen and suppliers who performed any of the work shown in the Approved Final Drawings;

(ii) a written statement from Tenant’s architect certifying that all work shown in the Approved Final Drawings has been completed;

(iii) a permanent or temporary certificate of occupancy for the Demised Premises;

(iv) all certificates, permits and/or licenses required by governmental and quasi-governmental authorities evidencing completion of the work shown in the Approved Final Drawings and legal occupancy of the Demised Premises by the Tenant; and

(v) an “as built” plan.

23.5 Landlord, at its expense, shall construct those items described in Exhibit F (Base Building Work), attached hereto and made a part hereof. Landlord shall, at Tenant’s sole expense, perform modifications to the Base Building Work requested in writing prior to the Commencement Date by Tenant, provided Landlord deems said modifications to be reasonable and approves said modifications in writing. Those modifications to the Base Building Work that are (1) requested in writing by Tenant, (2) reasonable and (3) approved by Landlord in writing, are herein referred to as “Tenant Requested Modifications”. Landlord agrees that each of its subcontractors engaged in performing Tenant Requested Modifications may not charge Landlord more than fifteen percent (15%) for profit and overhead. Within twenty (20) days after Tenant receives from Landlord an invoice, Tenant shall pay Landlord, as additional rent, (a) all of Landlord’s costs and expenses in any way related to having Tenant Requested Modifications performed, (b) the full amount charged for the Tenant Requested Modifications by each subcontractor performing said work, (c) the profit and overhead charged by each subcontractor performing Tenant Requested Modifications and (d) a Landlord supervisory and coordination fee equal to five percent (5%) of the sum total of subsections (a), (b) and (c) of this sentence. Within five (5) business days after receipt by Landlord of a written notice from Tenant requesting backup documentation to substantiate the amount Tenant is required to pay Landlord pursuant to the immediately preceding sentence, Landlord shall give Tenant a reasonably detailed breakdown of that amount which shows, among other things, the charge for labor, materials and subcontractor profit and overhead. All Tenant Requested Modifications shall constitute Tenant Work for purposes of this Lease. The failure of all or any of the Tenant Requested Modifications to be completed by October 1, 1997 shall in no event defer or delay the Commencement Date.

23.6 Landlord hereby grants Tenant a revocable license to have only G&W, and its materialmen, laborers, subcontractors and consultants, enter the Demised Premises to perform the work shown in the Approved Final Drawings on the condition that (i) such work is performed in harmony with and in no way delays, hampers or interferes with the construction of the Base Building Work and (ii) G&W and all of its materialmen, laborers, subcontractors and contractors maintain workman’s compensation, public liability and property damage insurance, with a hold harmless provision in favor of Landlord, all in amounts and with companies satisfactory to Landlord and proof of said insurance is furnished to Landlord prior to the commencement of any work. Landlord expressly reserves the right to revoke the aforementioned license (a) as allowed by law or (b) if Tenant breaches any of the terms or provisions of this Lease.

23.7 That portion of the Base Building Work substantially completed by Landlord on or before March 31, 1997 shall be covered by Landlord on April 1, 1997 so the substantially completed portion is watertight or protected from penetration by the natural elements of outside weather. Landlord represents that such covering shall be of a scope and nature sufficient to allow Tenant’s performance of its interior work within the Demised Premises free from material weather interference.

23.8 Subject to force majeure events and Tenant Requested Modifications, Landlord shall substantially complete the Base Building Work by October 1, 1997. The Base Building Work shall be deemed substantially completed even if items of construction remain incomplete by October 1, 1997, provided that such non-completion does not prohibit the issuance of a permanent or temporary certificate of occupancy. Furthermore, the Base Building Work shall be deemed substantially completed even if punch-list items of construction remain incomplete by October l, 1997, provided that such non-completion of punch-list items does not unduly hamper Tenant from completing any unfinished work called for under the Approved Final Drawings.

23.9 If (a) Tenant has not in any way delayed Landlord’s performance of the Base Building Work, (b) Tenant has not in any

`way interfered with Landlord’s discharge of its obligations under Section 23.7 hereof, (c) solely by virtue of Landlord’s negligence or misconduct, Landlord breaches its obligations under Section 23.7 or 23.8 hereof and (d) by November 1, 1997, the Demised Premises are, in Landlord’s reasonable opinion, not ready for Tenant’s occupancy, then, so long as Tenant has not breached the Lease, the Commencement Date shall be advanced into the future by one (1) day for each day within the period between October 1, 1997 and the day by when Landlord substantially completes the Base Building Work.

23.10 If (I) conditions (a) - (d) in Section 23.9 of the Lease are all met and (II) the Commencement Date occurs after November 1, 1997, then, so long as Landlord receives from Tenant, by no later than the Commencement Date, a written notice specifically referencing this Section, (1) Tenant shall receive two (2) days’ free Minimum Rent for each day between November 1, 1997 and the Commencement Date and (2) Landlord shall pay Tenant the Moving Costs (hereinafter defined). Moving Costs shall be the lesser of $10,000.00 or the documented, out-of-pocket and reasonable furniture moving-related costs that Tenant necessarily incurred as a result of not relocating its business operation to the Demised Premises on November 1, 1997. Said furniture moving-related costs shall include, but shall not be limited to, furniture storage charges and forfeited deposits with furniture movers. Tenant’s entitlement, if any, to any benefits pursuant to this Section shall be Tenant’s sole and exclusive remedy in the event the Commencement Date, for any reason whatsoever, fails to occur on or before November 1, 1997.

23.11 Provided Tenant has not breached any term of the Lease (after receipt of written notice and beyond the expiration of any applicable cure period), Landlord shall issue checks to G&W aggregating a total sum of $511,720.00 (“Base Building Credit”). The foregoing obligation of Landlord shall be in addition to its obligation under the first (1st) sentence of Section 23.3 hereof. All the terms, conditions and qualifications regarding the Construction Credit shall be applicable to the Base Building Credit, except that, if, as and when the Base Building Credit is disbursed, it shall be spent only as follows:

Atrium, Bathroom and other Common Area Finishes:	$358,448.00

Elevator Finishes	$16,800.00

Electrical Distribution and Digital Access System:	$60,000.00

Sprinkler Work	$76,472.00

23.12 For the period beginning on the Date of Lease and ending on May 31, 1997, Landlord shall (provided Tenant has not breached any term of the Lease) be responsible for the cost to operate all freight and passenger elevators in the Building during normal business hours, as determined by Landlord, on non-Legal Holidays. At all other times, Tenant shall pay Landlord, as additional rent and within thirty (30) days after receipt of an invoice, the cost to operate all freight and passenger elevators in the Building. For the period beginning on the Date of Lease and ending on May 31, 1997, Landlord shall (provided Tenant has not breached any term of the Lease) be responsible for all utility charges, including, but not limited to, the cost of supplying temporary heat, incurred while construction in the Building is taking place. On and after June 1, 1997 until November 1, 1997, provided Tenant has not breached any term of the Lease, Landlord shall pay one-half ( 1/2) of all utility charges incurred while construction in the Building is taking place. Tenant shall pay Landlord, as additional rent and within thirty (30) days after receipt of an invoice, all utility charges incurred in the Building on and after June 1, 1997 that are not required to be paid by Landlord pursuant to the immediately preceding sentence.

24. SERVICES TO BE PROVIDED BY LANDLORD

24.1 Subject to the other provisions hereof, including,

but not limited to, Article 6, Landlord, at Tenant’s expense, shall maintain in good working order and repair the exterior and the structural portions of the Building, including the structural portions of the Demised Premises. Subject to the other provisions hereof, including, but not limited to Article 6, Landlord, at Tenant’s expense, shall maintain in good working order the common portions of the Building interior and the Building plumbing, electrical, HVAC systems, including those Building systems serving the Demised Premises. Subject to the other provisions hereof, including, but not limited to Article 6, Tenant’s expenses referred to in the previous sentence shall be included in Operating Costs. Tenant agrees to give prompt notice to Landlord or Managing Agent of any condition in the Demised Premises in need of repair.

24.2 So long as no Event of Default has occurred, Landlord, at Tenant’s expense, shall provide the following services to Tenant, the cost of which services shall be included in Operating Costs:

(a) Public elevator service on business days from 7 a.m. to Midnight, seven (7) days a week.

(b) Subject to Article 26, HVAC to the Demised Premises and the Building.

(c) Water for ordinary lavatory purposes; provided, however, if Tenant uses or consumes water for any other purposes or, in Landlord’s reasonable opinion, in quantities per square foot of Demised Premises which are excessive, Landlord may install a water meter at Tenant’s cost and expense to register such water consumption; Landlord, at Tenant’s expense, shall thereafter maintain the water meter in good working order and repair and Tenant shall be obligated to pay Landlord as additional rent for water consumed as shown on said meter.

(d) Subject to the Cleaning Service Rider and Article 27, cleaning service for the Demised Premises and for the common areas of the Building.

(e) The listing of Tenant’s name on the Building lobby directory, if any; provided that any changes to Tenant’s listing on said directory or any other directory in the Building or on the remainder of the Real Estate shall be (1) in conformity with Landlord’s Building standard design, (2) prepared by Landlord and at Tenant’s expense, if subsequent to the Commencement Date; and (3) for the Tenant named in Article 1 or such Sublessee or assignee permitted in strict compliance with Article 16. Landlord shall have no obligation to list more than four (4) names on the Building lobby directory.

24.3 Landlord reserves the right to stop any of the services to be provided hereunder when reasonably necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which Landlord, in its reasonable discretion, may deem necessary or desirable, without same affecting Tenant’s obligations hereunder.

25. ELECTRICITY

25.1 Landlord’s obligation to supply electric current shall be limited to the current required to power the Building standard HVAC systems, elevators, and the lighting of common areas of the Building and the Real Estate, the costs of which shall be included in Operating Costs.

25.2 Tenant shall arrange with the appropriate utility to purchase and pay for all of the electric current requirements for light and power used in connection with Tenant’s use and occupancy of the Demised Premises, including all electrical power for Tenant’s office equipment and for any special electrical or mechanical equipment serving only the Demised Premises. Landlord, at Tenant’s expense, shall furnish and install an electric meter for the measurement of the consumption of Tenant’s electric current as herein provided.

25.3 Tenant shall in a timely manner execute any and all forms or applications for electric service, and shall provide any security required by the local utility company supplying electric current to the Building for the metering of all electric current and power required for the operation of the electrical equipment of any nature whatsoever and lights within or serving the Demised Premises.

25.4 Tenant shall not bypass or otherwise adversely affect the proper operation of any electrical or other utility meter.

26. HEATING, VENTILATION AND AIR CONDITIONING

26.1 Landlord, at Tenant’s expense, shall provide and furnish Building HVAC to the Demised Premises and the Building between the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday and Saturdays between the hours of 8:00 a.m. and Noon, other than Legal Holidays. Any other HVAC requirements of Tenant shall also be at Tenant’s sole cost and expense.

26.2 At all other times not otherwise provided for in Section 26.1 above, Landlord agrees that it shall provide after-hours HVAC, upon written or telephone request from Tenant at least eight (8) business hours in advance of such extra hours of operation, stating the hours of operation desired. Any costs attributable to such after-hours HVAC shall be entirely at Tenant’s sole expense.

27. CLEANING SERVICES

27.1 Landlord, at Tenant’s expense, shall maintain the grounds, common areas and Parking Areas, and, so long as no Event of Default has occurred and is continuing hereunder, such other cleaning services within the Demised Premises as are set forth on the Cleaning Service Rider.

27.2 Tenant acknowledges that Landlord’s obligation to cause the office areas of the Demised Premises to be cleaned shall be detailed in Exhibit C. Tenant shall pay directly to Landlord the cost of removal from the Demised Premises of any of Tenant’s refuse or rubbish, including large cartons or other containers or refuse, in excess of that generated from the day-to-day operation of an executive and administrative office of Tenant’s size; and Tenant, at Tenant’s expense, shall cause all portions of the Demised Premises not used as office areas to be cleaned daily in a manner and by a person or entity satisfactory to Landlord. Tenant, at Tenant’s expense, also shall cause any portions of the Demised Premises used for the storage, preparation, service or consumption of food or beverages to be exterminated against infestation by vermin, rodents, bugs and insects both on a regular basis and whenever there shall be evidence of any infestation.

27.3 Tenant, at its expense, shall contract directly with Landlord or, at Landlord’s option, directly with Landlord’s contractors, for the removal of garbage, excess refuse and rubbish, for cleaning services in excess of those furnished by Landlord, and for the extermination services required hereunder.

28. LANDLORD’S ACCESS TO DEMISED PREMISES AND ALTERATIONS

28.1 (a) Landlord or Landlord’s employees or agents, shall have the right to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during reasonable hours (or in the event of an emergency, at any time) (1) to examine the Demised Premises and to show them to the holders of mortgages or prospective purchasers, mortgagees or lessees of the Building; (2) for the purpose of making such repairs or changes in or to the Demised Premises or its facilities, as may be provided for by this Lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by Law or in order to repair, maintain or improve the Demised Premises or any other portion of the Building or its fixtures or facilities; and (3) during the last twelve (12) months of the term of the Lease, for the purposes of showing the Demised Premises to prospective tenants. Tenant shall permit Landlord to use, maintain, replace and improve pipes, conduits and supports in and through the Demised Premises and to erect new pipes and conduits and structural members therein or therethrough, provided such new installations are concealed within walls, floors, or ceilings. Landlord may, during the progress of any work in or about the Demised Premises, take all necessary materials and equipment therein or therethrough without the same constituting an eviction.

(b) If Tenant is not present to open and permit an entry into the Demised Premises, Landlord or Landlord’s employees or agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and, provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Landlord or its employees or agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s or any Sublessee’s property therefrom and shall have ceased its use of the Demised Premises, Landlord may immediately enter, alter, renovate or redecorate the Demised Premises without limitation or abatement of rent and without incurring liability to Tenant for any compensation, and such act shall have no effect on this Lease or any of Tenant’s obligations hereunder.

28.2 In the event the demised premises is less than One Hundred Percent (100%) occupied by Tenant, or as otherwise required by law, Landlord, its agents and employees shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefor (a) to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or any other Public parts of the Building; (d) to change the name, number or designation by which the Building may be known; or (e) to change any lawns, sidewalks, driveways, Parking Areas or streets adjacent to or around the Building.

28.3 Landlord shall use reasonable efforts to minimize its disturbance of Tenant in undertaking the activities described in this Article in or adjacent to the Demised Premises. Landlord shall not be liable to Tenant by reason of any inconvenience, annoyance or injury to business arising from any of the aforementioned alterations, additions, and improvements, unless said inconvenience, annoyance or injury to business is adjudged to have been solely caused by the gross negligence of Landlord.

29. LIMITATION OF LIABILITY

29.1 Notwithstanding anything to the contrary contained herein, each and every term, covenant, condition and provision of this Lease, is hereby made specifically subject to the provisions of this Article.

29.2 The term “Landlord” as used in this Lease means only the current Landlord or Building Lessor, so that in the event of any conveyance of such interest and the transfer to the transferee of any funds then being held under this Lease by Landlord, such Landlord shall be and hereby is entirely freed and relieved of any and all obligations of Landlord hereunder thereafter accruing, and the transferee shall be and hereby is deemed to have assumed all of the obligations of Landlord hereunder. The foregoing provision shall be self-operative and shall be deemed to occur automatically without further agreement between Landlord and Tenant.

29.3 It is further specifically understood and agreed that notwithstanding anything to the contrary contained herein or otherwise provided at Law or in equity, there shall be absolutely (a) no liability whatsoever to Landlord or any lessor of the Land (a “Land Lessor”) in excess of either’s interest in the Real Estate, (whether any of the foregoing be an individual, proprietorship, corporation, joint venture, tenancy in common, firm, partnership or other entity); (b) no personal liability whatsoever on the part of the members of any firm, proprietorship, partnership, joint venture or other unincorporated Landlord or Land Lessor with respect to any of the terms, covenants and/or conditions of this Lease; and (c) no personal liability on the part of any director, officer, or employee of any Landlord or Land Lessor. In the event of a breach or default by Landlord of any of its obligations under this Lease or any claim or suit in respect of this Lease or the Demised Premises or the Real Estate or any portion thereof, Tenant shall look solely to the then Landlord for the satisfaction of each and every remedy of Tenant, and no judgment shall be entered against any individual, director, officer, employee, partner, proprietor or joint venturer of Landlord or Land Lessor or any of their predecessors in interest or successors in interest, such exculpation of personal and additional liability which is in excess of such person’s or partnership’s interest in the Real Estate to be absolute and without any exception whatsoever.

29.5 Landlord shall not be liable for failure to furnish any services or take any other action required to be provided by it hereunder by reason of conditions beyond Landlord’s reasonable control, nor for consequential damages arising, therefrom. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord or its employees or agents by reason of inconvenience, annoyance or injury to business arising from Landlord or others making repairs, alterations, additions, improvements or installations in or to any portion of the Building or the Demised Premises or in and to the fixtures, appurtenances or equipment thereof. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article shall not apply in the case of fire or other casualty which are not the responsibility of Tenant and which shall be governed by Article 31 hereof.

30. PROPERTY LOSS; DAMAGE; TENANT’S INSURANCE

30.1 Tenant and any Sublessee, at their sole cost and expense, shall procure, provide and maintain in force during the term of this Lease “All Risk” insurance reasonably satisfactory to Landlord or Managing Agent, and having a policyholders’ rating of no less than A+ XV as determined by the AM Best Company, or any successor thereto, which shall cover Tenant’s (or Sublessee’s) personal property, equipment and improvements in the Demised Premises or elsewhere on the Real Estate against loss or damage by theft, vandalism, fire and any other hazards or casualties in an amount sufficient to provide for the actual replacement cost thereof. Neither Landlord nor its employees or agents shall be obligated to make any repair or reimburse Tenant for any act or loss to be covered by the insurance required hereunder.

30.2 Landlord or its contractors or agents shall not be liable for any loss of or damage to any property of Tenant or of others whatsoever, whether by reason of theft, burglary or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, except to the extent determined to be due to the gross negligence or willful misconduct of Landlord.

30.3 Should Tenant or any Sublessee be self-insured for all or any portion of any loss or damage to its property, or should Tenant’s or any Sublessee’s insurer be unwilling or unable to compensate Tenant or such Sublessee in full for such damage, Tenant and all such Sublessees shall be deemed to have released and waived all right of recovery for such damage against Landlord by Tenant or anyone claiming through or under Tenant by way of subrogation or otherwise.

30.4 Intentionally Deleted Prior To Execution.

30.5 Tenant and any Sublessee at its sole cost and expense, shall also procure, provide and maintain in force during the term of this Lease comprehensive general liability insurance, which (a) shall be written by good and solvent insurance companies reasonably satisfactory to Landlord; (b) shall include coverage for personal liability, contractual liability, Tenant’s (or Sublessee’s) legal liability, bodily injury, death and property damage in or from the Demised Premises and Tenant’s (or Sublessee’s) use and occupancy of the Demised Premises; (c) shall provide coverage for any one occurrence or claim of not less than $2,000,000; and shall insure against such other perils and in such amounts as Landlord or Managing Agent may from time to time reasonably require upon not less than ninety (90) days’ prior written notice.

30.6 Each of the insurance policies required in this Article shall contain an undertaking by the insurer that no material change adverse to Landlord will be made and such policy will not lapse or be cancelled, except after not less than thirty (30) days’ prior written notice to Landlord of the intended change, lapse or cancellation. Any such notice shall not relieve Tenant of any of its obligations hereunder. On or before the Commencement Date and thereafter, at least thirty (30) days prior to the expiration date of any policy, Tenant agrees to deliver to Landlord a certificate thereof reasonably satisfactory to Landlord.

30.7 Tenant may self-insure against all the risks set forth in Sections 30.1 and 30.5 hereof for the amounts recited in said Sections, provided (i) Tenant’s self-insurance program is maintained in accordance with prudent self-insurance principles, as reasonably determined by Landlord exercising due care and prudent fiscal responsibility, and adequate reserves are maintained, as reasonably determined by Landlord exercising due care and prudent fiscal responsibility, for funding of losses and (ii) Tenant’s creditworthiness, as of the date hereof, does not materially diminish and (iii) Tenant shall indemnify Landlord in accordance with this Lease to the same extent as if Tenant had procured standard insurance policies in accordance with this Article.

31. DAMAGES BY FIRE OR OTHER CASUALTY

31.1 If the Building or the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall immediately inform Landlord or Managing Agent thereof, and this Lease shall continue in full force and effect, except as hereinafter set forth.

31.2 Tenant waives the benefit of N.J.S.A. 46:8-6, and N.J.S.A. 46:8-7 and any similar Law. Except as specifically provided in this Article, Tenant agrees that it shall not be relieved of the obligations to pay Minimum Rent or any additional rent in case of damage to or destruction of the Building or any portion thereof.

31.3 If all or a material portion of the Demised Premises are damaged or rendered unusable by fire or other casualty but the Building is not substantially damaged, and the damages to the Demised Premises can, in Landlord’s reasonable judgment, be reasonably repaired within one hundred eighty (180) days of the occurrence of such damage, the damages, to the extent affecting the tenant installation provided by Landlord, shall be repaired by Landlord and the Minimum Rent, until such repair shall be substantially completed, shall abate in proportion to the area of the Demised Premises which was damaged or unusable by Tenant for so long as the Demised Premises, or each such portion thereof, is damaged or unusable, it being the intent that such abatement shall not affect or reduce Landlord’s rent insurance coverage. Notwithstanding anything to the contrary herein, Landlord shall not be obligated to repair or restore any personal property of Tenant or any fixtures or Tenant installation not installed by and paid for by Landlord.

31.4 If Landlord repairs and restores the Demised Premises in accordance with Section 31.3, such repairs and restorations shall be made with all reasonable expedition. After any such fire or other casualty, Tenant shall cooperate with Landlord’s restoration by removing from the Demised Premises as promptly as reasonably possible and to the extent reasonably necessary, all of Tenant’s and any Sublessee’s salvageable inventory and movable equipment, furniture, and other property. Tenant’s liability for Minimum Rent shall resume five (5) business days after written notice from Landlord of substantial completion of repairs to the Demised Premises.

31.5 If all or substantially all of the Demised Premises are damaged or rendered unusable by fire or other casualty, or (whether or not the Demised Premises are damaged in whole or in part; if the Building shall be substantially damaged so that Landlord in its reasonable opinion, cannot rebuild both the Demised Premises and the Building to their pre-existing condition within one hundred eighty (180) days after the Demised Premises are damaged or rendered unusable by fire or other casualty, then, in either of such events, either Landlord or Tenant may elect to terminate this Lease by written notice to the other, specifying a date for the expiration of the Lease, which date shall not be more than one hundred eighty (180) days after such fire or other casualty, and upon the date specified in such notice the term of this Lease shall expire as fully and completely as if such date were the Expiration Date and Tenant shall forthwith quit, surrender and vacate the Demised Premises without prejudice however, to Landlord’s rights and remedies against Tenant under the Lease provisions in effect prior to such termination; and any Minimum Rent and additional rent owing shall be paid up to such date and any payments of Minimum Rent and additional rent made by Tenant which were on account of any period subsequent to such date shall be credited against amounts owed by Tenant to Landlord or refunded to Tenant.

31.6 Notwithstanding anything to the contrary contained in this Article or any Law, should the Demised Premises or the Building be damaged by fire of other casualty as a result of the negligence of Tenant or any Sublessee or any employee, Agent or Visitor of either, Tenant shall have no right to terminate this Lease and there shall be no abatement of Minimum Rent under this Article, and Tenant shall be liable to Landlord for such damage, subject to the other provisions hereof.

32. WAIVER OF SUBROGATION

32.1 Notwithstanding any other provision herein, Landlord

and Tenant shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by Law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both Landlord and Tenant obtain their insurance required hereunder and only if both of their insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within thirty (30) days after written demand from the other party or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation.

33. EMINENT DOMAIN

33.1 If all or substantially all of the Demised Premises or the Building or a substantial portion of the Land should be acquired or condemned by eminent domain by any Governmental Authority, then Landlord or Tenant may terminate this Lease as of the date when title vests pursuant to such taking. In such event, the Minimum Rent shall be apportioned as of said expiration date and any Minimum Rent paid for any period beyond said date and in excess of amounts owing by Tenant to Landlord shall be repaid to Tenant.

33.2 In the event of a taking of less than all or substantially all of the Demised Premises, Landlord shall have the right to equitably reduce the Demised Premises, Tenant’s Occupancy Percentage, the Minimum Rent and the Allotted Parking, and this Lease shall continue in full force and effect. Notwithstanding the foregoing, Tenant shall have the right to terminate this Lease if the area of the Demised Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business.

33.3 Landlord or Tenant may exercise its respective right(s) to terminate this Lease under Section 33.1 or 33.2 by giving written notice to the other within thirty (30) days after the date of the vesting of title in such proceeding, specifying a date not more than fifteen (15) days after the giving of such notice as the date for such termination.

33.4 Neither Tenant nor any Sublessee shall have any claim in any condemnation or eminent domain proceeding for the value of any unexpired term of the Lease with respect to the Demised Premises or any portion thereof, and Tenant hereby assigns to Landlord Tenant’s entire interest in any such award. Although Tenant shall not be entitled to any part of the award for such taking or any payment in lieu thereof, Tenant (or any Sublessee) may file a separate claim for any taking of fixtures and improvements owned by Tenant (or such Sublessee) which have not become Landlord’s property, and for moving expenses, provided the same shall in no way affect or diminish Landlord’s award.

34. DEFAULTS; EVENTS OF DEFAULT

34.1 Tenant shall be in default under this Lease upon the occurrence of any one or more of the following events (collectively, “Defaults”, and individually, a “Default”):

(a) If Tenant fails to move into or take possession of the Demised Premises within fifteen (15) days after the Commencement Date;

(b) If the Tenant vacates the Demised Premises for a period in excess of thirty (30) days other than during the month prior to the Expiration Date;

(c) If the Tenant is delinquent in the due and punctual payment of all or any portion of Minimum Rent, additional rent or any other monies payable by Tenant hereunder;

(d) If any execution, attachment or other action shall be taken against Tenant or any or Tenant’s property whereupon the Demised Premises shall be taken, occupied or used by someone other than Tenant or any assignee or Sublessee permitted in strict accordance with Article 16, including the storage of any of Tenant’s property on behalf of another person or entity; or

(e) If Tenant is delinquent in the performance of or compliance with any of the other covenants, agreements or conditions contained in this Lease, any other lease demising space in the Building to Tenant, or any other written agreement between Landlord and Tenant pertaining to the Demised Premises, the Building, and/or the Real Estate.

34.2 Upon the occurrence of a Default, Landlord, at any time thereafter, may give written notice to Tenant specifying the nature of such Default. Tenant shall have five (5) business days from the receipt of said notice (the “Cure Period”) to comply with or remedy any such Default, except in the case of any Default presenting a clear and present danger to life or property, which Tenant shall cure immediately upon request of Landlord or Managing Agent, written or otherwise. If such Default is not of an emergency nature, is other than due to the nonpayment of money, and shall be of a nature that the same cannot be substantially cured or remedied within said Cure Period, Tenant shall promptly give Landlord written notice of such fact, and Tenant shall diligently and in good faith proceed to remedy or cure such Default within a reasonable time, but in no event in excess of thirty (30) days. Neither the cost to Tenant of curing any Default nor Tenant’s financial or other inability to cure any Default (for whatever reason) shall operate to extend any Cure Period. Tenant’s failure to remedy such Default within the applicable time set forth in this Section shall be an “Event of Default”.

34.3 Tenant acknowledges that Landlord is obligated to make timely payments on obligations arising out of its ownership, operation, and financing of the Real Estate. In the event that the payment of any sum required to be paid by Tenant to Landlord under this Lease (including, without limiting the generality of the foregoing, Minimum Rent, additional rent, payment made by Landlord under any provision of this Lease for which Landlord is entitled to reimbursement by Tenant, or for construction or other work performed by Landlord or its contractor specifically for Tenant) is not received by Landlord in good funds within seven (7) business days after the date on which it is due and payable or should any check from Tenant be returned to Landlord as uncollectible, then, notwithstanding any notice provision or Cure Period, Tenant shall pay Landlord, as additional rent, interest (“Interest”) at an annual rate equal to five hundred (500) basis points over the prime rate announced from time-to-time by Citibank, NA (or any successor thereto) (but subject to any maximum interest permitted by Law) on any amounts not received by Landlord from the date on which they became due and payable until the date they are received in full. In the event of nonpayment of any Interest provided for above, Landlord shall have, in addition to all other rights and remedies, all the rights and remedies provided for herein and by Law in the case of nonpayment of rent. Failure by Landlord or Managing Agent to insist upon the strict performance by Tenant of Tenant’s obligations to pay any Interest shall not constitute a waiver by Landlord of its rights to enforce the provisions of this Section in any instance thereafter occurring. Neither the provisions of this Section nor Tenant’s payment of any Interest shall be construed in any way to extend any time period provided for in this Lease or to Limit Landlord’s other remedies hereunder. Tenant’s obligation to pay any Interest as provided in this Section shall continue beyond the expiration or sooner termination or this Lease.

34.4 In addition to the provisions of Section 34.3, should Minimum Rent be received by Landlord or Managing Agent later than the first day of the month on which it is due twice or more in any twelve-month period, Landlord may, in addition to all other rights and remedies provided herein and by Law, require that Tenant either (1) increase the amount of the Security by an additional amount equal to three (3) months’ of the then applicable Adjusted Minimum Rent or (2) deposit such amount as Security if none has previously been paid.

35. REMEDIES FOR EVENTS OF DEFAULT

35.1 Upon the occurrence of any Event of Default hereunder, Landlord may, in addition to all other rights and remedies provided herein or at Law or in equity, exercise any or all of the following remedies:

(a) Landlord may give a written notice of termination upon Tenant setting forth a date, no fewer than five (5) business days from the date of the giving of such notice, terminating this Lease and/or Tenant’s right to use and occupy the Demised Premises. Upon the expiration of such period, this Lease and the term hereof, or the right of Tenant or any Sublessee to use and occupy the Demised Premises, as the case may be, shall terminate and expire as fully and completely as if the day on which said notice of cancellation is to be effective were the Expiration Date, and Tenant shall then peaceably quit and surrender the Demised Premises to Landlord, but Tenant shall remain liable as herein provided. Landlord may also, without further notice, re-enter the Demised Premises and repossess same by summary proceedings or ejectment or otherwise and/or may dispossess the Tenant and remove the Tenant and all other persons and property from the Demised Premises and may have, hold, use and enjoy the Demised Premises and the right to receive all rental income therefrom.

(b) Landlord may (1) declare all Minimum Rent and all other sums due and payable hereunder immediately due and payable; (2) re-let or sublet the Demised Premises or any part or parts thereof, in the name of Tenant, Landlord or otherwise, for a term or terms, which may at Landlord’s option be less than, equal to, or exceed the period which would otherwise have constituted the balance of the term of this Lease, and Landlord may grant concessions or free rent or charge such higher or lower rental as may be reasonable under the circumstances; (3) recover from Tenant any commission paid by Landlord to Broker on account of this Lease for the current term; (4) collect rental payments directly from any Sublessee, upon written notice to such Sublessee directing it to make such payment strictly to Landlord (5) cancel any option to renew, extend or cancel this Lease or expand or contract the Demised Premises which Tenant may have; (6) cancel any right of first refusal or first offer held by Tenant; and/or (7) if such Event of Default occurs during the Initial Term, recover any Construction Credit and/or any Rental Credit.

(c) Landlord may require Tenant or the legal representative(s) of Tenant immediately to pay to Landlord a sum (the “Accelerated Rent”) which, at the time of the Event of Default, equals the aggregate Minimum Rent payable hereunder which would have become payable by Tenant hereunder through the day previously set as the Expiration Date. Such Accelerated Rent shall be held by Landlord and applied by Landlord on a monthly basis to any deficiency between the Minimum Rent or any other monies hereby reserved and/or covenanted to be paid by Tenant and the net amount, if any, of the rents collected on account of any re-letting or sub- letting of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. The failure of Landlord to re-let or sublet the Demised Premises or any part or parts thereof shall not release or affect

Tenant’s obligations or liability hereunder. In computing any such deficiencies, there shall be added thereto such expenses as Landlord may reasonably incur in connection with re-letting or subletting or attempting to relet or sublet the Demised Premises, including but not limited to, legal expenses, attorney’s fees, brokerage fees, advertising expenses and expenses incurred in connection with the marketing, showing, fix-up, cleaning, repair or maintenance of the Demised Premises including those for preparation of the Demised Premises for re-letting or subletting and the removal of Tenant’s property, fixtures or other improvements therefrom. In connection with Landlord’s preparation of the Demised Premises for re-letting or subletting, Landlord may, at its option, make such alterations, repairs, replacements, and/or decorations in the Demised Premises as Landlord, in Landlord’s reasonable discretion, considers advisable and necessary for the purpose of re-letting or subletting the Demised Premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder. Landlord shall in no event be liable in any way whatsoever for failure to re-let or sublet the Demised Premises, or in the event that the Demised Premises are re-let or sublet, for failure to collect the rent under such re-letting or subletting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Landlord hereunder. If the Demised Premises or any part thereof should be re-let or sublet in combination with the other space, then proper apportionment on a square-foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

35.2 Intentionally Deleted Prior To Execution.

35.3 In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at Law or in equity as if re-entry, summary proceedings and other remedies were not provided for herein.

35.4 Any suit or suits for the recovery of monies due Landlord hereunder may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease otherwise would have expired. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, at Law or in equity. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant for any sums or damages to which, in addition to the sums particularly provided above, Landlord may lawfully be entitled by reason of any Default hereunder on the part of Tenant.

35.5 Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as actual, direct and foreseeable damages, punitive damages and/or liquidated damages for any Event of Default of Tenant under this Lease, an amount equal to the maximum allowed by any Law governing the proceedings in which such damages are to be proved, or in equity, whether or not such amount be greater, equal to, or less than any of the sums referred to in this Article.

35.6 Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including but not limited to Sublessees, creditors, trustees, security holders and representatives of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future Law, to redeem the Demised Premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

36. LANDLORD’S PERFORMANCE; EXPENDITURES

36.1 If an Event of Default shall occur under this Lease, Landlord, without thereby waiving such Event of Default, may (but shall not be obligated to) immediately or at any time thereafter, without further notice, perform the same for the account and at the expense of Tenant.

36.2 Tenant shall also promptly reimburse Landlord for all costs, expenses and disbursements of every kind and nature whatsoever reasonably incurred by Landlord, including, but not limited to, attorney’s fees, involved in (a) instituting, prosecuting or defending any action or proceeding against Tenant in which Tenant fails to prevail; (b) collecting or endeavoring to collect the Minimum Rent or additional rent or any part thereof or any other money payable by Tenant hereunder; or (c) enforcing or endeavoring to enforce any rights of Landlord against Tenant, under or in connection with this Lease or pursuant to Law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings. Any bills for any property, material, labor or services provided, furnished, or rendered by Landlord pursuant to this Article shall be obligations of Tenant.

36.3 The foregoing expenses incurred by Landlord shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within thirty (30) days of rendition of any bill or statement to Tenant therefor. The obligations of Tenant to pay such sums to Landlord shall survive the expiration or sooner termination of this Lease, and such sums shall be thereafter recoverable by Landlord or its agent or representative.

37. ACCORD AND SATISFACTION

37.1 No payment by Tenant or receipt by Landlord or its employee or agent of a lesser amount than the rent and additional charges payable hereunder shall be deemed to be other than a payment on account to be credited against monies owed Landlord hereunder, in such order as Landlord may reasonably determine, nor shall any restrictive endorsement, statement or name on any check or any letter accompanying any check or payment delivered to Landlord or its employee or agent be deemed, declared or interpreted an accord and satisfaction; and Landlord or its agent may accept and deposit such check or payment without notice to Tenant, without same operating as a satisfaction or an acceptance of satisfaction by Landlord or its employee or agent, and without prejudice to Landlord’s right to recover the balance of any monies due hereunder, or to pursue any other remedy provided herein or by Law.

38. EFFECT OF WAIVERS

38.1 No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy permitted hereunder, and no acceptance of full or partial rent during the continuance of any such Default, shall constitute a waiver of any such Default or of such covenant, agreement, term or condition. No consent or waiver, express or implied, by Landlord or its employee or agent to or of any Default, and no reliance by Tenant thereon, shall be construed as a consent or waiver to or of any other Default of the same or any other covenant, condition or duty, unless in writing signed by Landlord.

39. BANKRUPTCY; INSOLVENCY

39.1 Notwithstanding anything herein to the contrary, this Lease may be cancelled by Landlord by the sending of a written five (5) day notice of cancellation to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the appointment of a trustee, custodian, liquidator, receiver or other similar official to take possession of all or substantially all of the assets of Tenant or of the Demised Premises; (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors pursuant to any Law; (3) the filing by Tenant, or the public announcement of the intent to file, of a voluntary petition pursuant to 11 U.S.C. 101 et seq. and the Rules and Official Forms thereunder or any such successor or substitute legislation or rule thereto, or any similar federal or state law collectively (the “Bankruptcy Code”) seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief thereunder; (4) the adjudication of Tenant as a bankrupt or insolvent; (5) the failure of Tenant or any guarantor of the Tenant’s obligations hereunder to pay debts generally as they become due. Landlord’s statutory liens for rent shall be honored by Tenant and any trustee, representative or creditor of Tenant.

39.2 If Landlord shall have no right to terminate this Lease by reason of the applicable provisions of the Bankruptcy Code, Tenant or its trustee or other representative shall promptly provide adequate protection to Landlord pursuant to the provisions of the Bankruptcy Code.

(a) Tenant or its trustee shall promptly accept or reject this Lease. Any Lease not assumed or rejected within sixty (60) days after an order for relief is entered shall be deemed rejected, and the trustee shall immediately surrender the Demised Premises to Landlord.

(b) If Tenant shall not be in liquidation, Tenant or its trustee shall assume or reject the Lease as soon as such decision can reasonably be made, and shall compensate Landlord for the use and occupancy of the Demised Premises monthly in advance until such decision is made.

(c) This Lease may not be assumed, unless at the time of such assumption, the trustee or assignee shall promptly (1) cure or provide adequate assurance that it will promptly cure any Default(s) under this Lease; (2) compensate or provide adequate assurance that it shall compensate Landlord for any actual or pecuniary loss to Landlord resulting from such Default(s); (3) provide adequate assurance reasonably satisfactory to Landlord of future performance under this Lease; and (4) compensate Landlord for all post-filing use and occupancy of the Demised Premises, and shall timely perform all of Tenant’s other obligations hereunder.

39.3 If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, Tenant or its legal representative shall give prompt written notice thereof to Landlord along with adequate assurance of future performance by the assignee. Any and all monies or other consideration to be delivered in connection with the assignment shall be delivered to Landlord, and shall be and remain the exclusive property of Landlord to be applied to post-filing use and occupancy payments to Landlord or other monies owed by Tenant to Landlord and shall not constitute property of Tenant or of the estate of Tenant. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of such assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.

40. STATUTORY WAIVER; WAIVER OF TRIAL BY JURY

40.1 Tenant acknowledges that its possession, use and peaceful enjoyment of the Demised Premises is conditioned upon Tenant’s timely performing all of its obligations hereunder, including but not limited to the payment of all Minimum Rent, as set forth in Section 5.3. In consideration thereof, Tenant hereby waives its right under N.J.S.A. 2A:18-60 or other similar statutes to remove any action for non-payment of Minimum Rent brought by Landlord or its Managing Agent pursuant to N.J.S.A. 2A:18-53 to another court. Any other matter mentioned in any such action brought by Landlord under the latter statute shall not waive Landlord’s or Tenant’s right to bring a separate action in the proper court for monies due and owing either party hereunder; nor shall Landlord be prohibited from instituting a dispossess action for nonpayment of monies other than Minimum Rent.

40.2 To the extent such waiver is permitted by Law, the parties hereto waive trial by jury in any action or proceeding brought in connection with this Lease or the Real Estate or any portion thereof.

40.3 Tenant waives the benefit of N.J.S.A. 46:8-6 and 46:8-7, as same may be amended.

41. SUBORDINATION OF LEASE; ESTOPPEL CERTIFICATES

41.1 This Lease is subject and subordinate to all ground or underlying leases and to all deeds of trust or mortgages which may now or hereafter affect the Real Estate, including all renewals, modifications, consolidations, replacements and extensions of any such underlying leases, deeds of trust and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any Land Lessor or by any mortgagee in order to effectuate such subordination. Notwithstanding the foregoing, Tenant shall execute and promptly deliver to Landlord or its agent within five (5) business days any instrument that Landlord or its agent, as the case may be, may reasonably request confirming the subordination of this Lease.

41.2 If any lender shall request reasonable modifications of this Lease as a condition of Landlord’s obtaining any financing or refinancing of the Building, the Real Estate and/or any interest of Landlord in either, Tenant covenants not to unreasonably withhold or delay its agreement to such modification provided that such modification does not materially or adversely affect the rights of Tenant under this Lease.

41.3 Tenant agrees to give any mortgagee, deed of trust holder, or Land Lessor by certified mail, a copy of any notice and a right to cure any default of Landlord, provided that, prior to such notice, Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such mortgagee, deed of trust holder, or Land Lessor. Tenant further agrees that so long as any mortgagee, deed of trust holder or Land Lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), Tenant shall not seek to terminate this Lease.

41.4 Tenant agrees at any time and from time to time, upon not less than ten (10) days’ prior written request from Landlord or Managing Agent, that Tenant shall execute, acknowledge and deliver to Landlord, or its designee, a statement in writing certifying (a) that this Lease is unmodified and is in full force and effect (or if there have been modifications, the specifics thereof and that the Lease is in full force and effect as modified); (b) the dates to which the Minimum Rent and additional rent have been paid; the amount of all rents paid in advance, if any; and any other information that Landlord or Managing Agent shall reasonably request. Tenant further agrees to furnish Landlord or Managing Agent upon written request at any time such information and assurances as Landlord or Managing Agent, as the case may be, may reasonably request that Tenant has not breached any of the provisions of this Lease. It is intended hereby that any such statement delivered pursuant to this Article may be relied upon by a prospective purchaser or mortgagee of Landlord’s interest, or any assignee of any mortgage upon Landlord’s interests in the Real Estate. The foregoing obligation shall be deemed a material obligation of Tenant. Tenant’s failure to timely deliver such statement shall be conclusive evidence (x) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (y) that there are no uncured defaults in Landlord’s performance and Tenant has no right of offset, counterclaim, defenses or deduction against the Minimum Rent, additional rent or against Landlord; and (z) that no more than one month’s installment of Minimum Rent has been paid in advance.

41.5 In the event a financing institution, such as, but not limited to, a bank, insurer or institutional investor, or an entity contemplating the acquisition of an interest in the Building, such as, but not limited to, an individual, corporation, partnership or limited liability company (hereafter collectively referred to as “Financial Organizations”) requires information regarding the financial status of Tenant (or any of Tenant’s Sublessees), Landlord shall so notify Tenant in writing, supplying Tenant with the name and telephone number of a representative of such Financial Organization. Upon receipt of such notification, Tenant will promptly telephone such representative and arrange on a date promptly after such telephone call, a meeting between Tenant’s Treasurer and the representative of such Financial Organization. At such meeting any representative of the Financial Organization may review necessary documents pertaining to Tenant’s financial status (or to any of Tenant’s Sublessees) and Tenant’s Treasurer shall satisfy any other financially related informational needs of the Financial Organization’s representative in connection with Tenant’s financial status or that of Tenant’s Sublessees. At such meeting, Tenant’s Treasurer shall produce for inspection all necessary documents pertaining to Tenant’s financial status or that of Tenant’s Sublessees. Tenant represents that it shall diligently and in good faith promptly cooperate with all reasonable requests of the Financial Organization. In no event, however, will such Financial Organization be provided copies of any financial statements of Tenant. All the foregoing obligations of Tenant contained in this Section shall be deemed a material obligation of Tenant.

41.6 With respect to all mortgages which may now or hereafter affect this Lease or the Building, Landlord, only after receipt of a written notice from Tenant specifically referencing this Section, shall use reasonable efforts (at no cost or expense to Landlord) to obtain a non-disturbance and attornment agreement in recordable form from the holder of any such mortgage, providing in substance that so long as Tenant shall have entered into possession and occupancy of the Demised Premises and commenced payment of Minimum Rent and additional rent due hereunder, and so long as no Event of Default then exists, Tenant’s possession of the Demised Premises will not be disturbed during the term hereof, notwithstanding the foreclosure of any such mortgage, and Tenant will not be named as a party defendant in any foreclosure proceedings brought for the recovery of possession, it being hereby covenanted and agreed by Tenant that the holder of any such mortgage, or anyone claiming by, through or under said holder shall not be (i) liable for any act or omission of any prior landlord (including Landlord), or (ii) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), or (iii) bound by any Minimum Rent or additional rent or other charges which Tenant might have paid for more than the current month to a prior landlord (including Landlord), or (iv) bound by any modifications of this Lease (made on or after the date the non-disturbance and attornment agreement has been fully executed and unconditionally delivered among the parties thereto) without the prior written consent of such mortgagee.

41.7 The failure of Landlord to obtain a non-disturbance and attornment agreement shall not be deemed a default on Landlord’s part of its obligations under Section 41.6 hereof, or impose any claim in favor of Tenant against Landlord by reason thereof, or affect the validity of this Lease. Tenant agrees to (i) execute and deliver to any mortgagee a non-disturbance and attornment agreement in form and substance satisfactory to and customarily adopted by such mortgagee and (ii) pay Landlord for all expenses reasonably incurred by Landlord in connection therewith, including legal expenses.

42. INTENTIONALLY DELETED PRIOR TO EXECUTION

43. INTENTIONALLY DELETED PRIOR TO EXECUTION

44. CORPORATE AUTHORITY

44.1 Each of the undersigned for Tenant represents that the person executing and delivering this Lease for Tenant has been duly authorized to enter into this Lease and that the execution and delivery of this Lease does not and shall not violate any provision of any by-law, agreement, order, judgment, governmental regulation or any other obligation to which Tenant is subject.

44.2 Upon the request of Landlord or Managing Agent, Tenant shall promptly deliver an affidavit or certification by its secretary, assistant secretary or other appropriate person to the above effect.

44.3 Throughout the term of this Lease, Tenant shall maintain its good standing in its organizational jurisdiction and in the State of New Jersey.

45. MANAGING AGENT

45.1 Landlord has contracted to have Bellemead Management Co., Inc. be the Managing Agent for the Term of the Lease.

45.2 Subject to Section 45.4 hereof, upon the conveyance of title in and to the Building from Bellemead Development Corporation to the immediate purchaser of Bellemead Development Corporation’s interest in the Building, the Managing Agent shall be Bellemead Mangagement Co., Inc.

45.3 Nothing contained in this Article nor any notices pursuant to this Article shall in any way modify or amend any other written agreement to which Landlord and Managing Agent are parties.

45.4 If Tenant is dissatisfied with the manner in which Landlord’s Managing Agent is discharging Landlord’s duties under the Lease, Tenant may give Landlord written notice of such dissatisfaction. Should Landlord receive a detailed written notice of explanation from Tenant setting forth with specificity the reasons for Tenant’s dissatisfaction, then, Landlord and Tenant shall thereafter meet to discuss those issues with which Tenant is dissatisfied. If, within one hundred twenty (120) days after such meeting is concluded, Landlord has failed to commence a course of action intended to remedy the sources of Tenant’s dissatisfaction with Landlord’s Managing Agent, Tenant may request in writing that Landlord (1) dismiss its existing Managing Agent and (2) engage a company reasonably satisfactory to both Landlord and Tenant as a substitute Managing Agent. If Landlord receives such a written request from Tenant and Tenant has not breached any term of the Lease, then, Landlord and Tenant shall in good faith jointly endeavor to identify a reputable, qualified and experienced management company interested in being retained by Landlord as its Managing Agent. Only if both Landlord and Tenant approve in writing such Building management company, then, Landlord shall hire that company at Tenant’s expense, as Landlord’s Managing Agent. The fees, salaries and other compensation of the Managing Agent hired by Landlord shall constitute an Operating Cost. Any expense that Landlord reasonably incurs as a result of dismissing its existing Managing Agent (or any laborer, materialman or service provider) and any expense that Landlord reasonably incurs as a result of engaging a substitute Managing Agent (or any laborer, materialman or service provider) shall constitute an Operating Cost.

46. BROKER

46.1 Tenant represents that no real estate broker other than the Broker(s) (if any) listed under Section 1.1(r) is responsible for bringing about, or negotiating, this Lease; and Tenant has not dealt with any other broker, agent, salesperson, leasing consultant, or similar person in connection with the Demised Premises.

46.2 In accordance with the foregoing representation, Tenant agrees to defend, indemnify and hold harmless the Landlord, its affiliates and/or subsidiaries, partners and officers from any legal action, expense or liability (including attorney’s fees) arising out of any claim for commission by any person other than the Broker claiming or alleging to have acted on behalf of or to have dealt with Tenant.

47. NOTICES

47.1 All notices, which may or are required to be given by either party hereunder to the other, shall be in writing.

47.2 All notices by Landlord to Tenant shall be deemed properly given only if sent by Landlord or its Managing Agent and mailed by registered or certified mail, return receipt requested, postage prepaid, or by reliable, independent courier, with guaranteed next-business-day delivery, addressed to Tenant at the address set forth in Article 1 prior to the Commencement Date, and at the Demised Premises subsequent to the Commencement Date, or to such other address as Tenant may from time to time designate by written notice to Landlord.

47.3 All notices by Tenant to Landlord shall be deemed properly given only if sent by registered or certified mail, return receipt requested, postage prepaid, or by reliable, independent courier with guaranteed next-business-day delivery, addressed to Landlord at the address set forth in Article 1 hereof and, at the prior written request of Landlord or Managing Agent to such other persons and/or addresses as Landlord or its Managing Agent may from time to time designate by written notice to Tenant.

47.4 All notices referred to hereunder shall be deemed given and received two (2) days after the date said notice is mailed by United States registered or certified mail as aforesaid, in any post office regularly maintained by the United States Government, or upon actual receipt if sent by independent courier.

47.5 Notwithstanding the other provisions of this Article, any written notice under this Lease may be personally served upon an officer or partner of Landlord or Tenant, in which case such notice shall be deemed given when delivered and receipted.

48. INTERPRETATION

48.1 If any of the terms or provisions of this Lease, or the application thereof to any party or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to parties or circumstances other than to those as to whom or to which it is held invalid or unenforceable, shall not be affected thereby. If any time period stated herein shall be in contravention of any Law, such time period shall be modified to be that time period permitted by such Law which is nearest to the time period stated herein. Each term and provision of this Lease shall be interpreted so that it is valid and enforceable to the fullest extent permitted by Law, in order to reflect the agreement of the parties as expressed herein.

48.2 The term “this Lease” shall include all the Exhibits and written amendments hereto or thereto. The terms “herein”, “hereunder”, “hereof”, “herewith”, and “hereto” shall refer to this Lease.

48.3 Time is of the essence with respect to the observance and performance of every provision hereof regarding the payment of money to be observed and performed by Tenant.

48.4 This Lease shall be governed by, construed under and enforced pursuant to the Laws of the State of New Jersey.

48.5 Tenant acknowledges that this Lease represents a written memorial of the terms negotiated by Landlord and Tenant, and Landlord and Tenant agree that this Lease shall be given a fair and reasonable construction in accordance with the parties’ intent as expressed herein, without regard to any presumption or other rule requiring construction against the party electing to cause this Lease to be drafted or prepared.

48.6 The Article titles or content organization of this Lease exist only as a matter of reference or convenience and in no way define, limit, extend or describe the scope of this Lease or the intent of any of the provisions hereof.

48.7 Tenant acknowledges and agrees that it has had the assistance of counsel in the review, negotiation and execution of this Lease or has waived its opportunity to employ counsel for such purpose.

48.8 Neither this Lease nor any memorandum hereof shall be recorded by Tenant. Any violation of this provision shall be deemed an Event of Default hereunder.

48.9 Notwithstanding anything contained to the contrary elsewhere in this Lease, all payments owing by one party to the other under this Lease, except Minimum Rent, shall be due within thirty (30) days after the party required to make the payment receives an invoice therefor. All costs, expenses and fees due by one party to the other under this Lease shall be reasonably incurred by the party entitled to payment thereof.

49. NO OFFER, AGREEMENT OR REPRESENTATIONS

49.1 No broker or agent nor any salesperson or employee of either has authority to make or agree to make a lease on behalf of the Landlord named herein or any other agreement or undertaking in connection herewith, including, but not limited to the modification, amendment of or cancellation of a lease.

49.2 Intentionally Deleted Prior To Execution.

49.3 All prior undertakings and agreements between Landlord and Tenant are merged in this Lease and it completely expresses their agreement with respect to the subject matter hereof. This Lease has been entered into after full investigation, neither party relying upon any statement or assumption not completely set forth herein. No representations or promises shall be binding on the parties hereto except those representations and promises contained in a fully-executed copy of this document or in some future writing signed by Landlord and Tenant.

50. APPLICABILITY TO HEIRS AND ASSIGNS

50.1 The provisions of this Lease shall apply to, bind and inure to the benefit of Landlord and Tenant, and their respective heirs, legal representatives, trustees, successors and assigns, subject to the constraints on alienation and limits on liability contained herein.

51. RENEWAL OPTION

51.1 Subject to the provisions of Section 51.2 below,

Tenant shall have the option to renew this Lease for the number of Renewal Terms set forth in Section 1.1(t) (the “Renewal Options”), the first of which Renewal Terms shall commence upon the expiration of the Initial Term. Subject to the determination of Minimum Rent as set forth below, the terms, covenants and conditions during the Initial Term shall be projected and carried over into each subsequent renewal term (a “Renewal Term”), except as specifically set forth hereinafter to the contrary.

51.2 Tenant’s Renewal Options, as provided in Sections 1.l and 51.1 above, shall be strictly conditioned upon and subject to the following, each of which shall be considered material hereto:

(a) Tenant shall notify Landlord in writing (“Tenant’s Renewal Notice”) of Tenant’s exercise of its option to renew this Lease at least nine (9) months, but not more than twelve (12) months, prior to the expiration of the then current Term;

(b) At the time Landlord receives Tenant’s Renewal Notice as provided in Section 51.2 (a) above, and at the expiration of the Initial Term or the first Renewal Term, as the case may be, Tenant shall not be in Default under the terms or provisions of this Lease, and the Tenant named in Section 1.1 hereof shall be in occupancy of the entire Demised Premises. The conditions contained in this Section 51.2 (b) may be waived by Landlord at its sole discretion and may not be used by Tenant as a means to negate the effectiveness of Tenant’s exercise of this option to renew;

(c) Tenant shall have no further renewal option other than the options to extend for the Renewal Terms as set forth in Section 1.1(t);

(d) Any Renewal Options shall be deemed personal to the Tenant named on the first page of this Lease and may not be assigned or assumed;

(e) Landlord shall have no obligation to do any work or perform any special services for any Renewal Term with respect to the Demised Premises or the remainder of the Real Estate, which Tenant agrees to accept in their then “as is” condition;

(f) At the request of either party, Landlord and Tenant shall promptly execute and return to the other party a written amendment to this Lease memorializing the commencement, Minimum Rent payable, and Expiration Date of the respective Renewal Term; and

(g) No later than thirty (30) days prior to the commencement of any Renewal Term, Tenant shall deposit with Landlord such additional sums as may be required to increase any Security then held by Landlord proportionate to the increase in the Minimum Rent during that Renewal Term.

51.3 (a) Landlord shall notify Tenant (“Landlord’s Determination Notice”) of Landlord’s determination of the Market Rent (as hereinafter defined) within thirty (30) days after Landlord’s receipt of Tenant’s Renewal Notice. If Tenant disagrees with Landlord’s determination of Market Rent, Tenant shall notify Landlord (“Tenant’s Notice of Disagreement”) within fifteen (15) days of receipt of Landlord’s Determination Notice. Time shall be of the essence with respect to Tenant’s Notice of Disagreement, and the failure of Tenant to give such notice specifically as provided below within the time period set forth above shall conclusively be deemed an acceptance by Tenant of the Market Rent as determined by Landlord and a waiver by Tenant of any right to dispute such Market Rent.

(b) Tenant’s Notice of Disagreement, shall contain either (1) a cancellation of Tenant’s exercise of its Renewal

Option (which cancellation shall operate as a cancellation of all subsequent Renewal Options, if any), or (2) a request to submit the determination of Market Rent to arbitration as provided below.

(c) Landlord and Tenant shall, within thirty (30) days of the date on which Tenant’s Notice of Disagreement under Subsection 51.3(b)(2) is given, each appoint an Appraiser (hereinafter defined) for the purpose of determining the Market Rent. An “Appraiser” shall mean a duly qualified impartial real estate appraiser having at least ten (10) years’ experience in the area in which the Demised Premises are located. In the event that the two (2) Appraisers so appointed fail to agree as to the Market Rent within a period of thirty (30) days after the appointment of the second Appraiser, such two (2) Appraisers shall forthwith appoint a third Appraiser who alone shall make a determination of Market Rent within thirty (30) days thereafter. If such two Appraisers fail to agree upon such third Appraiser within ten (10) days following the last thirty (30) day period, such third Appraiser shall be appointed by the presiding Judge of the Superior Court of the State of New Jersey for the County in which the Real Estate is located. Such two Appraisers or third Appraiser, as the case may be, shall proceed with all reasonable dispatch to determine the Market Rent. The decision of such two Appraisers or third Appraiser shall be final and shall be unappealable, absent any showing of fraud by such Appraiser(s) ; such decision shall be in writing and a copy shall be delivered simultaneously to Landlord and to Tenant.

(d) If such two Appraisers or third Appraiser, as the case may be, shall fail to deliver a decision as set forth above prior to the commencement of any Renewal Term, Tenant shall continue to pay to Landlord thereafter on the first day of each month, until the decision of the Appraiser(s) is rendered, the Minimum Rent payable under this Lease as of the last day of the term preceding the Renewal Term in question plus any amounts payable by Tenant pursuant to Article 6, until such decision is so delivered. Once the rental is determined for the Renewal Term by the Appraiser(s), an equitable adjustment, if necessary and appropriate, shall be computed and promptly remitted to the party entitled to same.

(e) Landlord and Tenant shall be responsible for and shall pay the fee of the Appraiser appointed by each of them respectively, and Landlord and Tenant shall share equally the fee of the third Appraiser, if any.

(f) Promptly upon determination of the Market Rent for the respective Renewal Term, Tenant shall execute and deliver to Landlord or Managing Agent an amendment to this Lease prepared by Landlord setting forth the terms of the respective Renewal Term.

51.4 (a) The Minimum Rent during each Renewal Term shall be the greater of (1) Market Rent (as defined in clause (b) below) or (2) the Minimum Rent as of the last day of the immediately-preceding term.

(b) For purposes of this Article, “Market Rent” shall mean the projected fair market rent for office space containing the Rentable size of the Demised Premises (during the respective Renewal Term), as of the commencement date of the applicable Renewal Term, based upon the rents generally in effect for first class office space in the area in which the Real Estate is located. Market Rent shall be determined on what is commonly known as a “net” basis; that is, in computing Market Rent, it shall be assumed that all real estate taxes and operating expenditures are passed through to the Tenant as separate additional charges.

(c) The Minimum Rent for each the Renewal Term shall be increased from time to time thereafter as provided in this Lease, including as provided in Article 6 hereof.

Tenant waives any claims or action against Landlord or its successor in title in the event that the renewal provided for in this Lease is made impossible because of the taking of the Demised Premises in whole or in part for public use by condemnation. Tenant further agrees to waive any demand or claim for any award or allowance or any part thereof granted to Landlord as compensation for such condemnation.

52. EXTERIOR SIGNAGE

52.1 Landlord, at Tenant’s sole cost and expense and only after Landlord receives from Tenant plans and specifications acceptable to Landlord, shall include the name and corporate logotype of Tenant on a portion of the remaining unused facia of the outside Building identification monument (the “Monument”) that stands on the Real Estate as of the Commencement Date. Landlord shall determine in its reasonable discretion (after consultation with Tenant) the color, size and style of any signage on the Monument. Tenant shall, at its sole cost and expense, fully and promptly cooperate with Landlord in connection with Landlord’s efforts to obtain any necessary municipal approvals. If Tenant (i) breaches any term of the Lease, (ii) assigns the Lease, (iii) sublets all or any part of the Demised Premises and/or (iv) for any reason whatsoever occupies less than the entire Building, then, (A) Tenant shall have no rights and Landlord shall have no obligations under this Section and (B) if Tenant has already exercised its rights under this Section, then, Landlord may, at Tenant’s expense, remove the name and/or corporate logotype of Tenant from the Monument and may restore, at Tenant’s sole expense, any damage or injury that said removal may have caused. Upon the expiration or earlier termination of the Lease, Landlord may, at Tenant’s expense, remove Tenant’s name and/or logotype from the Monument and may restore, at Tenant’s sole expense, any damage or injury that said removal may have caused. Tenant’s obligation to pay Landlord in accordance with this Section shall survive the expiration or earlier termination of this Lease. If, by the date falling ten (10) days after the expiration or earlier termination of the Lease, (I) Tenant’s name and corporate logotype are not removed from the Monument and (II) all damage or injury that said removal may have caused is not fully restored, then, Landlord may deem Tenant as a holdover tenant from said tenth (10th) day and hold Tenant liable under Article 21 hereof.

53. CHANGES IN BUILDING SERVICE

53.1 So long as (i) Tenant has not breached any term of the Lease and (ii) the Building is entirely occupied by Tenant, then, Tenant may request that Landlord diminish, expand or otherwise modify any or all of the Building services described in Articles 24, 26 and 27 hereof and Exhibit C hereof. Subject to the prior sentence and provided the proposed diminution, expansion or modification of Building services is acceptable to Landlord, Landlord shall implement said change in Building services, in which case, Tenant shall be obligated for the balance of the Term of the Lease to pay Landlord, as an Operating Cost, any expense Landlord incurs in (a) altering its then existing level of Building service and (b) furnishing the new level of Building service. Should Tenant cease to occupy the entire Building, Landlord reserves the right to reasonably change the character and/or scope of any Building service so as to furnish Tenant with Landlord’s then standard level of Building service.

53.2 If, however, Landlord receives from Tenant, within thirty (30) days after Tenant ceases to occupy the entire Building, a written notice requesting that Landlord continue to maintain for the balance of the term any above-standard Building service which Landlord had been providing prior to the date Tenant ceased to occupy the entire Building, then, in that case, Landlord shall continue to maintain said above-standard Building service, provided (1) Tenant has not breached any term of the Lease and, (2) Tenant pays upon demand as additional rent one hundred percent (100%) of all costs whatsoever that Landlord incurs from time-to-time during the balance of the term in providing said above-standard Building service. To the extent an above-standard Building service affects tenant space, Tenant agrees that, subject to the terms of this Section, Landlord’s obligation to continue providing such above-standard Building service after Tenant ceases to occupy the entire Building shall apply only to those portions of the Building occupied exclusively by Tenant. Should Landlord determine that an above-standard Building service is inappropriate for a multi-tenant building or in any way interferes with Landlord’s ability to market all or any part of the Building, then, notwithstanding anything contained to the contrary in this Section, Landlord, after giving Tenant prior written notice, may discontinue providing any above-standard Building service.

IN WITNESS WHEREOF, the parties hereto have entered into this Lease as of the day first set forth above.

	ATTESTED BY:	LANDLORD: BELLEMEAD DEVELOPMENT CORPORATION

	/s/ Marc Leonard Ripp	By:	/s/ Robert R. Martie
	Marc Leonard Ripp		Robert R. Martie
	Assistant Secretary		Vice President

APPLY CORPORATE SEAL HERE

	ATTESTED BY:	MANAGING AGENT: BELLEMEAD MANAGEMENT CO., INC.

	/s/ Marc Leonard Ripp	By:	/s/ Robert R. Martie
	Marc Leonard Ripp		Robert R. Martie
	Assistant Secretary		Vice President

APPLY CORPORATE SEAL HERE

	ATTESTED BY:	TENANT: HOFFMANN-La ROCHE INC.

	/s/ Robert Koerner	By:	/s/ [ILLEGIBLE] Gilgen
Name:	Robert Koerner	Name:	[ILLEGIBLE] Gilgen
	(Please Print)		(Please Print)
Title:	Vice President, Finance & Administration	Title:	President
	(Please Print)		(Please print)

	APPLY CORPORATE SEAL HERE		Apprv’d As To Form LAW DEPT.

		By:	[ILLEGIBLE]

EXHIBIT A

(RENTAL PLAN)

LEGAL DESCRIPTION

Being known as Lot 1 Block 421.04, in the Township of Parsippany, Morris County, New Jersey, and being more particularly described as follows:

Beginning at a point on the northerly sideline of U.S. Route 46 and running thence:

(1) 141.90 feet along a curve to the right having a radius of 90.00 feet; thence

(2) North 21 degrees 54 minutes 04 seconds East along the easterly sideline of Waterview Boulevard a distance of 193.78 feet; thence,

(3) continuing along said sideline a distance of 490.52 feet along a curve to the right having a radius of 875.00 feet; thence,

(4) departing said sideline South 45 degrees 40 minutes 58 seconds East a distance of 533.92 feet; thence,

(5) South 77 degrees 16 minutes 20 seconds East a distance of 102.00 feet; thence,

(6) South 18 degrees 35 minutes 37 seconds West a distance of 543.68 feet to the northerly sideline of U.S. Route 46; thence,

(7) North 74 degrees 25 minutes 06 seconds West a distance of 94.87 feet along said sideline; thence,

(8) North 69 degrees 53 minutes 36 seconds West a distance of 200.00 feet; thence,

(9) North 68 degrees 25 minutes 56 seconds West a distance of 374.85 feet to the point and place of beginning.

Containing 10.56 acres more or less.

All as shown on a plan entitled “ Final Plat-Waterview Corporate Centre-Section IV” prepared by Studer and McEldowney, P.A. filed at the Morris County Clerk’s Office on February 23, 1993 as Map #5006.

EXHIBIT E

RULES AND REGULATIONS

1. The sidewalks, entrances, driveways, passageways, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for storage or for any other purpose other than for ingress to or egress from the Demised Premises and for delivery of merchandise and equipment to or from the Demised Premises in a prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the Building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand-trucks, except those equipped with rubber tires and sideguards. Tenant shall provide protection of all floor surfaces during the moving of furniture or heavy equipment as may be reasonably required by Landlord or its Managing Agent.

2. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Demised Premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or this Lease.

3. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, sanitary napkins, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant.

4. No carpet, rug or other article shall be hung or shaken out of any window of the Building; and Tenant shall not sweep or throw or permit to be swept or thrown from the Demised Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Demised Premises, or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators or other common areas of the Building is prohibited.

5. No awnings, signs or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord, which may be withheld at Landlord’s sole discretion.

6. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Demised Premises or the Building or on the inside of the Demised Premises if the same is visible from the outside of the Demised Premises without the prior written consent of Landlord, except that the name of Tenant may appear on the entrance door of the Demised Premises in lettering approved by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove and dispose of same without any liability, and may charge the expense incurred by such removal to Tenant. Any interior listings and directories shall be inscribed, painted or affixed for Tenant only by Landlord or Managing Agent at the expense of such Tenant, and shall be of a size, color and style acceptable to Landlord or Managing Agent.

7. Tenant shall not mark, paint, drill into, or in any way deface any part of the Demised Premises or the Building. No boring,

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cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Demised Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, pursuant to Landlord’s direction, the use of cement or other similar adhesive material being expressly prohibited.

8. No additional locks, bolts or alarms of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks: or mechanisms thereof. Tenant shall give Landlord or Managing Agent a duplicate or master key or access card or code for each and every door in the Demised Premises. Tenant must, upon the termination of his tenancy, restore to Landlord all keys or access cards to the Demised Premises, the Building, and any doors therein, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys or access cards, so furnished, Tenant shall pay to Landlord the cost thereof. Tenant, at its expense, shall be responsible for repair to all doors and locks which are in violation of this Rule, and shall pay any alarm fee resulting from Landlord or Managing’s Agent’s entrance into the Demised Premises as permitted under this Lease.

9. Canvassing, soliciting, pamphletting and peddling in the Building and about the sidewalks, driveways and parking areas adjacent thereto are prohibited and Tenant shall cooperate to prevent the same. Tenant shall report all peddlers, solicitors and beggars to the Managing Agent or as Landlord otherwise requests.

10. Landlord reserves the right, but shall have no obligation, to exclude from the Building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and Legal Holidays all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom it requests such pass and shall be liable to Landlord for all acts of such persons.

11. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a Building for first-class offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the Demised Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or any hazardous substance in violation of Law or of this Lease, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Demised Premises.

13. If the Building contains central air conditioning and ventilation, Tenant agrees to keep all windows and exterior doors closed at all times and to abide by all rules and regulations issued by the Landlord with respect to such services.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the Building without Landlord’s prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with all Laws applicable thereto and shall be done during such hours as Landlord may designate.

15. To the extent required by applicable Laws or Governmental Authorities, Tenant shall separate its rubbish into any required

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categories including, but not limited to, food products, paper, solid wastes, metals and glass. Any excess trash or garbage which Tenant generates in excess of that generated by a normal office user, and all garbage from Tenant’s food service operation, if any, shall be removed by the Landlord upon notice from Tenant, at Tenant’s sole cost and expense. Tenant shall not dispose of any hazardous substance or waste in wastebaskets, boxes, or in Landlord’s dumpster or trash compactor.

16. Tenant shall take reasonable action to ensure that its visitors do not (a) utilize any parking spaces designated for the use of others, nor (b) park in any driveways, fire lanes or other areas not striped for vehicular parking.

17. No portion of the driveways or parking areas serving the Building shall be used for washing, maintaining, oil changing, repairing, or installing or replacing parts in any vehicle, except to the extent that repairs are reasonably necessary to fix a flat tire or start an engine enabling the vehicle to be driven from the Real Estate. No vehicle shall be towed from the Real Estate by Tenant, its or its visitors, except after Tenant informs Landlord or the Managing Agent of such removal. Any vehicle parked on the Real Estate without proper registration and inspection or for longer than seven (7) continuous days may be removed by Landlord, which removal shall be at Tenant’s expense if the property owned or used by of Tenant, or its visitors or invitees and is not removed within five (5) business days after notice to Tenant to do so.

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